UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders

Thursday, April 21, 2011

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2011 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 21, 2011 at 4:30 p.m., local time. The purposes of the meeting are to:

1.	Elect twelve (12) directors to serve for the ensuing year and until their successors are elected.

2.	Approve the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 425,000 shares of common stock for issuance thereunder.

3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011.

4.	Hold an advisory (non-binding) vote on the Company’s executive compensation (“Say on Pay”).

5.	Hold an advisory (non-binding) vote on the frequency of future Say on Pay votes.

6.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted.

Only stockholders of record at the close of business on February 22, 2011 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alex W. "Pete" Hart
Alex W. “Pete” Hart
Chairman of the Board

Santa Clara, California

March 8, 2011

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL TWELVE (12) NOMINEES FOR DIRECTOR, (II) FOR AN ANNUAL FREQUENCY OF FUTURE SAY ON PAY VOTES, AND (III) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

Proxy Statement—Table of Contents

*	Indicates matters to be voted on at the Annual Meeting.

Mailed to Stockholders on or about March 11, 2011

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3003 Tasman Drive

Santa Clara, California 95054

INFORMATION CONCERNING THE PROXY SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at the 2011 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 21, 2011 at 4:30 p.m. local time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.) Only stockholders of record on February 22, 2011 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 42,510,614 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), outstanding.

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. The Company’s principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and its telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2010 Annual Report on Form 10-K are available electronically at

http://www.svb.com/proxy. (See also “Delivery of Proxy Materials” below.)

Voting

Stockholders of the Company’s Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the

Internet or by mail are on your Proxy Card or Notice Regarding the Availability of Proxy Materials, as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

The Company counts abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than Proposal No. 1 regarding the election of directors and Proposal No. 5 regarding the frequency of future Say on Pay votes). Accordingly, in cases other than the election of directors and the frequency of Say on Pay, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, the proposed amendment to the Company’s 2006 Equity Incentive Plan, and the advisory votes on Say on Pay and the frequency of Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

Voting Required

The vote required for each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed

Proposal No. 1—Election of Directors	Plurality of Votes Cast	No

Proposal No. 2—The Company’s 2006 Equity Incentive Plan, as amended and restated	Majority of Votes Cast	No

Proposal No. 3—Ratification of Auditors	Majority of Votes Cast	Yes

Proposal No. 4—Advisory Vote on Say on Pay	Majority of Votes Cast	No

Proposal No. 5—Advisory Vote on Say on Pay Frequency	Plurality of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST, or WITHHOLD your vote for, any or all nominees, as described in “Voting” above.

With respect to Proposal Nos. 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN.

With respect to Proposal No. 5, you may vote ANNUAL, BIENNIAL or TRIENNIAL, or ABSTAIN.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing, and mailing Proxy materials furnished by the Board of Directors to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company’s Common Stock. In addition to the solicitation of Proxies by mail, some of the officers, directors and employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of the Company’s nominees to the Board of Directors,

•	“FOR” approval of the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 425,000 shares of common stock for issuance thereunder,

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011,

•	“FOR” approval of an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”),

•	For approval of an “ANNUAL” advisory (non-binding) proposal on future Say on Pay votes, and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 11, 2011. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2010 Annual Report on Form 10-K or Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Lisa Bertolet, Stock Administration

Telephone: (408) 654-7400

Facsimile: (408) 496-2405

Email: lbertolet@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which the Company manages its business and to maintaining the Company’s integrity in the marketplace. Our Corporate Governance Guidelines adopted by our Board of Directors and the charters of the Audit Committee, Compensation Committee, Directors’ Loan Committee, Finance Committee and Governance Committee of our Board of Directors are available at http://www.svb.com under “Corporate Governance.” The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence, Leadership and Risk Oversight

The Board has determined that, with the exception of Mr. Ken Wilcox, our Chief Executive Officer and Greg Becker, our President, all of our current directors, including those standing for election, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, as currently in effect. Furthermore, the Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” within the meaning of such director independence standards.

Board Leadership—Separate Chairperson/CEO Roles

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent shareholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Mr. Pete Hart, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, he is expected to serve as the Board’s Chairman again for the 2011-2012 term.

Risk Oversight

Oversight of risks to the Company is carried out by the Board as a whole and by each of its various committees. The Board receives periodic reports from management on the Company’s risk management, including, on at least an annual basis, an assessment of the Company’s top risks.

The Board has expressly delegated to the Audit and Governance Committees the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) function, which is responsible for managing, on an enterprise-wide basis, the Company’s credit, market/liquidity, operational, legal/regulatory, strategic/reputation and other risks. On at least a quarterly basis, our Chief Strategy and Risk Officer reports to both committees on the EWRM function, including risk assessment and risk management. Based on management’s reports, the chairmen of the Audit and Governance Committees report to the Board any material changes or updates to the Company’s risk profile.

Additionally, each Board committee is engaged in overseeing the Company’s risks in its respective areas of oversight. For example, the Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to the Company’s risks. The Finance Committee actively oversees the Company’s capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering).

Moreover, the Directors’ Loan Committee routinely oversees the Company’s management of credit risks. Each of the committees regularly report back to the full Board on its risk oversight activities, and the Board engages in discussions with management of the Company’s risks, as it deems necessary.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Wilcox is generally not present at these executive sessions, but will from time to time meet with the independent directors without other members of management present, at the Board’s discretion.

Audit Committee Independence and Financial Experts

The Board has determined that all of the current members of the Audit Committee, Messrs. Roger Dunbar, David Clapper, Joel Friedman and John Robinson and Ms. Lata Krishnan, meet all of the requirements of “independence,” and that Messrs. Dunbar and Friedman meet all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulations of the SEC and Nasdaq.

Board Evaluation

The Governance Committee of the Board conducts, in coordination with the full Board, an annual evaluation of the Board’s performance and effectiveness. Each year, the Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also conducts annually a separate evaluation of the performance and effectiveness of each of the Board’s committees. See “Board Committees and Meeting Attendance—Committee Governance” below.

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attn: General Counsel and Corporate Secretary

Facsimile: (650) 213-8278

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a body of directors that, taken together, has the experience, qualifications, skills and attributes appropriate for functioning effectively as a board. The Governance Committee, with the participation of the full

Board, is primarily responsible for reviewing the composition of the Board and for identifying candidates for membership on the Board, all in light of the Company’s ongoing requirements, its assessment of the Board’s performance and any input received from shareholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to the Company’s business and strategic direction. This assessment typically includes issues of expertise in industries important to the Company (such as technology, life sciences, and premium wine), functional expertise in areas such as banking, global markets, venture capital, private equity, law, accounting, finance and information technology, and an assessment of an individual’s abilities to work constructively with the other Board members and management. The Governance Committee also seeks certain characteristics common to all Board members, such as integrity, strong professional reputation, record of achievement, collegiality and ability and commitment to devote sufficient time and energy to Board service.

The Governance Committee has not formally established any minimum qualifications for director candidates. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Director Qualifications

The Board believes that each of its current directors and its director nominee possesses particular attributes which qualify him or her to serve on the Board. In addition to the attributes specifically identified for each director in his or her respective biography below, the Board believes that all of the directors possess the following attributes enabling the Board to function effectively as a collective body: integrity, collegial spirit, sound business judgment, professionalism, ability to generate public confidence, ability to act independently, and availability and commitment to serve.

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Governance Committee. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as he determines appropriate.

Code of Ethics

The Company has a Code of Ethics that applies to our principal executive officer and our senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on the Company’s website at http://www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Lisa Bertolet, Stock Administration, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, at telephone (408) 654-7400.

The Company intends to disclose any waivers from or changes in its Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2010.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Pursuant to the Company’s bylaws, the Board of Directors shall consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. As of the Record Date, the Board has fixed the number of authorized directors at thirteen (13). As of the date of the Meeting, the number will be fixed at twelve (12).

Additionally, under the Company’s bylaws, the Board of Directors shall not have more than two directors who do not meet the definition of an “Outside Director.” An “Outside Director” is any director who meets the independence and experience requirements of the SEC and Nasdaq and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. Pursuant to the Board’s director term limit policy, Outside Directors may not serve more than nine (9) consecutive one-year terms (excluding any partial time served); provided, however, that if in any one year, more than two (2) Outside Directors would be required to end their service on the Board of Directors because of the application of the term limit, the Board of Directors may at its discretion extend the term of one or more such directors for successive one year terms so as to avoid requiring more than three Outside Directors to end their service in any one year. Any Outside Director who has served the maximum term or resigned prior to serving the maximum term may be eligible to stand for election for another maximum term after a one-year waiting period, during which the director may serve as an advisory director. This term limit policy does not apply to the position of the Chairman of the Board.

At the end of the current 2010-2011 term, three Outside Directors, Messrs. Felda Hardymon and Pete Hart and Ms. Michaela Rodeno, will have fulfilled their term limit under the Board’s policy. Pursuant to the recommendation of the Governance Committee, the Board has determined that it would be in the best interests of the Company to allow Messrs. Hardymon and Hart to stand for re-election for the 2011-2012 term.

Nominees for Director

All Proxies will be voted “FOR” the election of the following twelve (12) nominees recommended by the Board of Directors for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. With the exception of Messrs. Greg Becker and John Robinson, all of the nominees have served as directors of the Company since the last annual meeting of stockholders in April 2010. Mr. Robinson served as an advisory director of the Board in a non-voting capacity from February 2010 until his election to the Board in July 2010. All incumbent directors, except Mr. Ken Wilcox and Ms. Michaela Rodeno, are nominees for re-election to the Board.

If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. As of the Record Date, the Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The following information outlines the name and age of each nominee for director (as of the Record Date), his or her current principal occupation, followed by the biographical information for each such nominee:

Name	Age	Year First Elected by Stockholders	Principal Occupation
Greg W. Becker	43	—	President, SVB Financial Group and Silicon Valley Bank (Mr. Becker will assume the position of Chief Executive Officer on April 21, 2011.)
Eric A. Benhamou	55	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC
David M. Clapper	59	2005	Former President and Chief Executive Officer, SurgRx, Inc.
Roger F. Dunbar	65	2005	Retired, Former Global Vice Chairman, Ernst & Young, LLP
Joel P. Friedman	63	2005	Retired, Former President, Business Process Outsourcing, Accenture
G. Felda Hardymon	63	2002	Partner, Bessemer Venture Partners, and Professor of Management Practice, Harvard Business School
Alex W. “Pete” Hart	70	2001	Chairman of the Board, SVB Financial Group, and independent consultant in the financial services industry
C. Richard Kramlich	75	2005	Co-Founder and General Partner, New Enterprise Associates
Lata Krishnan	50	2008	Chief Financial Officer, Shah Capital Partners
Kate D. Mitchell	52	2010	Co-Founder and Managing Director, Scale Venture Partners
John F. Robinson	64	—	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank
Kyung H. Yoon	56	2007	Chief Executive Officer, Talent Age Associates LLC

Mr. Greg W. Becker joined the Company in 1993 as part of the Northern California Technology Division. Mr. Becker joined the National Division in 1995 and in 1996 opened the Company’s regional office in Boulder, Colorado, serving as Senior Vice President and Manager. Mr. Becker served as the Division Manager of the Venture Capital Group from 1999 to 2001 and as Chief Banking Officer from 2002 to 2003. In 2003, Mr. Becker was appointed Chief Operating Officer, Commercial Bank, and then as President, Silicon Valley Bank, in 2008. In 2010, the Company appointed Mr. Becker to the position of President, SVB Financial Group. Beginning April 21, 2011, Mr. Becker will also assume the role of Chief Executive Officer of SVB Financial Group and Silicon Valley Bank.

Mr. Becker currently serves as a director on the Board of Trustees for the Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society.

Mr. Becker holds a bachelor’s degree in Finance from Indiana University.

The Board believes that Mr. Becker possesses specific attributes which qualify him to serve on the Board, including his experience as an executive officer of the Company and his extensive experience within the banking industry working with public and private technology, life science and venture capital clients.

Mr. Eric A. Benhamou is Chairman and CEO of Benhamou Global Ventures, LLC, which was formed in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. Since 1993, Mr. Benhamou has served as Chairman of the Board of Directors of Cypress Semiconductor, a public semiconductor company. Currently, Mr. Benhamou serves on the Boards of Directors of RealNetworks, Inc., a public company creator of digital media services and software (since 2003) and. Additionally, he serves on the Boards of Directors of several private companies, including Dasient, an innovative security company that provides malware detection and prevention solutions (since 2010), SwiftTest, a commercial IP network testing tool developer (since 2010), Purewave Networks, a developer of outdoor compact base stations for the 4G marketplace (since 2010), ConteXtream, a carrier equipment vendor for intellectual property based media services (since 2007) and Finjan, a global provider of proactive web security solutions

(since 2006). Mr. Benhamou serves on the executive committees of TechNet, Stanford University School of Engineering and Ben Gurion University of Negev. Additionally, he is a visiting professor at the INSEAD Business School and the Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society.

Mr. Benhamou’s prior public company experience includes serving as Chairman of the Board of Directors of 3Com Corporation, a networking solutions provider (from 1990 to 2010), Voltaire Ltd., a grid computing network solutions company (from 2007 to 2011), Chairman of the Board of Directors of Palm, Inc., a mobile products provider (from 1999 to 2007), interim Chief Executive Officer of Palm (from 2001 to 2003), and Chief Executive Officer of 3Com Corporation (from 1990 to 2000). Prior to the assumption of these positions, Mr. Benhamou held a variety of senior management positions at 3Com. He has also served as a member of the Boards of Directors of the following private companies: Atrica, a provider of optical Ethernet solutions (from 2000 to 2008), Go Networks, a wireless network hardware provider (from 2004 to 2008), and WisdomArk, Inc., a consumer web service company (from 2005 to 2008). He also served on the executive committee of the Computer Science and Telecommunications Board (CSTB) (from 2003 to 2008). In 1981, Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was Vice President of Engineering until its merger with 3Com in 1987. In 2003, Mr. Benhamou was appointed to the U.S.-Israel Science and Technology Commission by U.S. Commerce Secretary Donald Evans.

Mr. Benhamou holds a diplôme d’Ingenieur de l’École Nationale Supérieure d’Arts et Métiers in Paris, France, a master’s degree in Science from the School of Engineering at Stanford University and several honorary doctorates.

The Board believes that Mr. Benhamou possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private technology companies (as part of management and/or as a director and investor), as well as his experience in the global markets, particularly in Israel.

Mr. David M. Clapper was the President and Chief Executive Officer of SurgRx, Inc., a privately heldmedical device manufacturer, until SurgRx’s acquisition by Ethicon Endo-Surgery in December 2008. He served in that role from 2005 to 2008. He is currently a member of the Boards of Directors of the following private companies: Dfine, Inc., an electrosurgical system developer (since 2007), Sierra Surgical Technologies (formerly Sierra Medical), a surgical device company (since 2007), Baxano, a medical device manufacturer (since 2009) and Neomend, a designer of surgical sealants and adhesion prevention products (since 2010).

Mr. Clapper’s prior public company experience includes serving as President and Chief Executive Officer and a member of the Board of Directors of Focal, Inc., a developer of surgical sealant (from 1994 to 1999) and serving in a variety of management positions at Johnson & Johnson, a provider of consumer health care products and services (from 1977 until 1993). His prior private company experience includes serving as President and Chief Executive Officer and a member of the Board of Directors of Novacept, a medical device company, from 1999 until Novacept’s acquisition by Cytyc Corporation in 2004, as well as serving as a member of the Boards of Directors of St. Francis Medical Technology, a medical device manufacturer (in 2006), Conor Medsystems, a developer of drug delivery technology (from 2004 to 2007) and Pulmonx, a medical device company (from 2003 to 2006).

Mr. Clapper holds a bachelor’s degree in Marketing from Bowling Green State University.

The Board believes that Mr. Clapper possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private life science companies (as part of management and/or as a director).

Mr. Roger F. Dunbar retired from Ernst and Young in 2004, where from 2000 to 2004 he held the position of Global Vice Chairman. In his role as Global Vice Chairman, Mr. Dunbar was responsible for developing the Ernst & Young Strategic Growth Markets operations and Global Venture Capital Services. In addition, he was a member of Ernst & Young’s Global Practice Council and Global Management Committee. From 1974 to 2000,

Mr. Dunbar was a client service partner and held a variety of senior leadership and operational roles, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area. In addition, he has taught at Santa Clara University’s Graduate School of Business and in Ernst & Young’s National Education Program.

Mr. Dunbar currently serves as a member of the Board of Desert Mountain Club, Inc. He has also served as a member of the Advisory Board for Santa Clara University and as a member of Joint Venture Silicon Valley’s 21st Century Education Board. In addition, prior to becoming a director of the Company in 2005, Mr. Dunbar served as an advisory member of the Company’s Board from 2001 to 2004.

Mr. Dunbar holds a bachelor’s degree in Business from San Francisco State University and holds a master’s degree in Business Administration from Santa Clara University.

The Board believes that Mr. Dunbar possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized independent auditing firm, his prior accounting and audit experience with both public and private companies, his prior experience working with venture capital firms, and his strategic and operational experience in global markets, particularly in the United Kingdom and Israel.

Mr. Joel P. Friedman retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Prior to his retirement as President of Accenture’s BPO organization, Mr. Friedman was responsible for overseeing Accenture’s portfolio of BPO businesses, as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors (from 2001 to 2005) and also served on the company’s Executive Committee and Global Leadership Council. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development Organization, served as a managing general partner of the company’s former venture capital business, Accenture Technology Ventures, led Accenture’s banking and capital markets program, and was instrumental in founding and managing Accenture’s strategy consulting practice. In addition, from 1998 to 2004, Mr. Friedman was also a member of the Dean’s Advisory Council for Stanford Graduate School of Business.

Currently, Mr. Friedman is a member of the Board of Directors of NeuStar, a public company provider of essential clearinghouse services to the communications industry (since 2006), and an advisory director of EXL Service, a public company provider of offshore business process outsourcing solutions (since 2008). He also is a member of the Board of Directors of Endeca Technologies, Inc., a provider of enterprise search solutions (since 2006), as well as a member of the Advisory Board of FTV Capital (formerly Financial Technology Ventures) (since 2005). Additionally, he serves on the Board of Directors of Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 1991).

Previously, Mr. Friedman served on the Board of Directors of Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (from 2004 to 2010).

Mr. Friedman holds a bachelor’s degree in Economics from Yale University and a master’s degree in Business Administration from Stanford University.

The Board believes that Mr. Friedman possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized global consulting firm that involved work with venture capital funds, the banking industry and capital markets.

Mr. G. Felda Hardymon is currently a Partner at Bessemer Venture Partners (“Bessemer”), a venture capital firm located in Cambridge, Massachusetts. Mr. Hardymon joined Bessemer in May 1981 and has also held the title of General Partner. In addition, since 1998, Mr. Hardymon has been on the faculty at Harvard Business School where he is currently the MBA Class of 1975 Professor of Management Practice. Currently,

Mr. Hardymon serves on the Boards of Directors of the following private companies: Endeca Technologies, Inc., a provider of enterprise search solutions (since 2000), Vertica, a software company (since 2006), and Streambase, a company which processes and analyzes real-time streaming data (since 2006).

Previously, Mr. Hardymon served on the Boards of Directors of the following public companies: First Index, which provides online sourcing and marketplace services to manufacturing companies (from 2000 to 2010), AXIS Networks, a provider of re-configurable digital radio platforms (from 2007 to 2010), Portrait Software, a customer interaction management provider (from 2002 to 2009), VideoServer (now known as Ezenia), a communications switch company (from 1991 to 1995), Davox Corp., a communications technology company (from 1982 to 1990) and Parametric Technology, a product development solutions provider (from 1985 to 1990). In addition, Mr. Hardymon previously served on the Boards of Directors of the following private companies: Airtech Group, a telecommunications company, LBMS, a process management software developer, Summagraphics, a technology company, and Celtel International, a telecommunications company.

Mr. Hardymon holds a bachelor’s degree in Mathematics from Rose Polytechnic Institute, a master’s degree in Mathematics from Duke University, a master’s degree in Business Administration from Harvard University, and a Ph.D. in Mathematics from Duke University.

The Board believes that Mr. Hardymon possesses specific attributes which qualify him to serve on the Board, including his extensive experience as a partner of a prominent venture capital firm and his experience investing and serving as a director for a variety of public and private companies.

Mr. Alex W. “Pete” Hart has worked as an independent consultant to the financial services industry since 1997. Previously, Mr. Hart served as Chief Executive Officer of Advanta Corporation, a public diversified financial services company (from 1995 to 1997), where he had previously served as Executive Vice Chairman (from 1994 to 1995). Prior to joining Advanta, he was President and Chief Executive Officer of MasterCard International, a public company worldwide payment service provider (from 1994 to 1998). Mr. Hart is currently a member of the Boards of Directors of the following public companies: Mitek Systems Inc., a mobile imaging provider (since 2011), Fair Isaac Corporation, a predictive software company (since 2002), Global Payments, Inc., a payment services company (since 2001) and VeriFone Holdings, Inc., an electronics company.

Previously, Mr. Hart served on the Boards of Directors of the following public companies: eHarmony.com, an online compatibility service (from 2004 to 2010), and Shopping.com (from 2004 to 2008). In addition, Mr. Hart previously served on the Board of Directors of the following private companies: eHarmony.com, an online compatibility service (from 2004 to 2010) and SeQual, a manufacturer of air separation systems (from 2006 to 2008).

Mr. Hart holds a bachelor’s degree in Social Relations from Harvard University.

The Board believes that Mr. Hart possesses specific attributes which qualify him to serve on the Board, including his wide experience within the financial services industry, as part of management as well as a director of both public and private companies.

Mr. C. Richard Kramlich is Chairman, Co-Founder and General Partner of New Enterprise Associates, a venture capital firm. Prior to founding NEA in 1978, Mr. Kramlich was a general partner of Arthur Rock & Associates (from 1969 to 1977) and Executive Vice President of Gardner & Preston Moss (from 1964 to 1969). Mr. Kramlich is currently a member of the Boards of Directors of the following public companies: Zhone Technologies, a provider of broadband access equipment (since 1999) and Sierra Monitor Corporation, a provider of hazardous gas detection systems (since 1984). He is also a member of the Boards of Directors of the following private companies: Tabula, a semiconductor company (since 2005), Financial Engines, an investment advisor firm (since 1997), Force10 Networks, a developer of communication network routing and switching equipment (since 2000), Visual Edge Technologies, an imaging solutions company (since 2002), Xoom, a money transfer company (since 2004), Kor Technology, a leading edge aerospace defense technology company (since 2006), TriAlpha Energy, a nuclear fusion research company (since 2006), and Movius, a messaging, collaboration and mobile media solutions company (since 2007).

Previously, Mr. Kramlich was a member of the Boards of Directors of the following public companies: Silicon Graphics (acquired by Hewlett-Packard); 3Com Corporation; Healtheon/WebMD; Immunex (acquired by Amgen); Juniper Networks; Macromedia; and Semiconductor Manufacturing International. In addition, Mr. Kramlich previously served on the Boards of Directors of the following private companies: Celetronix, Decru (acquired by NetApp), Chalone Wine Group (acquired by Diageo), Ascend Communications (acquired by Lucent Technologies), Dallas Semiconductor (acquired by Maxim Integrated Products), Foveon (acquired by Sigma Corporation), InfoGear (acquired by Cisco Systems), NetSolve (acquired by Cisco Systems), NEXT HOP (acquired by U4EA Technologies), MaxiScale Technology, Fabric7 Systems and Informative (acquired by Satmetrix, Inc.). In addition, he was Chairman and President of the National Venture Capital Association. Prior to becoming a director of the Company in 2005, Mr. Kramlich also served as an advisory member of the Company’s Board from 2003 to 2005.

Mr. Kramlich holds a bachelor of science degree in History from Northwestern University and a master’s degree in Business Administration from Harvard University.

The Board believes that Mr. Kramlich possesses specific attributes which qualify him to serve on the Board, including his extensive experience as a co-founder and partner of a prominent venture capital firm and his experience investing and serving as a director on a variety of public and private companies, as well as his experience in global markets, particularly in China.

Ms. Lata Krishnan is the Chief Financial Officer of Shah Capital Partners, a leading mid-market technology private equity fund that she joined upon its inception in 2003. In 1989, Ms. Krishnan co-founded SMART Modular Technologies, Inc., a manufacturer of computer memory modules, and served as its Chief Financial Officer until its merger with Solectron Corporation in 1999. Prior to founding SMART, Ms. Krishnan held various corporate accounting and finance positions with Montgomery Securities, Arthur Andersen & Company LLP, and Hill Vellacott & Company in London. Ms. Krishnan is also the Vice Chair and a director of the American India Foundation, an organization she co-founded in 2001 to accelerate social and economic development in India (since 2001). She is also a charter member of TiE, a non-profit global network of entrepreneurs and professionals, a fellow of the American Leadership Forum (since 1998), and a member of the Boards of Directors of the America’s Foundation for Chess, a foundation committed to children’s education (since 2003) and The Commonwealth Club, a public affairs forum (since 2004). Ms. Krishnan also serves on the board of CEO Women, an organization that seeks to create economic opportunities for low-income immigrant and refugee women (since 2009), Narika, a shelter for abused women in the Asian community (since 1998), the Global Philanthropy Forum, a council on world affairs (since 2006), Global Heritage Fund, an international heritage conservancy (since 2009) and Enlighted Inc., an information technology consulting firm (since 2010).

Ms. Krishnan holds a bachelor of science degree with honors from the London School of Economics and is a member of the Institute of Chartered Accountants in England and Wales.

The Board believes that Ms. Krishnan possesses specific attributes which qualify her to serve on the Board, including her financial background and experience with a leading technology private equity fund, as well as her experience in global markets, particularly in India.

Ms. Kate D. Mitchell is Managing Partner and a co-founder of Scale Venture Partners, a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale Venture Partners in 1997, Ms. Mitchell was a Senior Vice President at Bank of America, responsible for the development and launch of its internet banking services. Over her 11-year career at Bank of America, Ms. Mitchell held a variety of senior management positions.

Ms. Mitchell is currently a member of the Boards of Directors of the following private companies: Jaspersoft, Inc., a manufacturer of business intelligence software (since 2009), and mBlox, Inc., a mobile transaction network provider (since February 2010). Additionally, having served on its Board of Directors since 2007, Ms. Mitchell is currently the Chairman of the National Venture Capital Association (NVCA) and a member of NVCA’s Executive Committee. Through NVCA, she is actively involved with regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital in the areas of technology, clean tech and health care. Additionally, Ms. Mitchell also serves on the Silicon Valley Bank Venture Capital Advisory Board (since 2008).

Previously, Ms. Mitchell served on the Board of Directors of Acusphere, Inc., a public pharmaceutical company (from 1999 to 2005) and on the Boards of Directors of the following private companies: Songbird Medical (from 1998 to 2005), Tonic Software, Inc. (from 2000 to 2005), Wayport, Inc. (from 2000 to 2008), Pavilion Technologies, Inc. (from 2004 to 2007), and Friends of the San Francisco Public Library (from 2007 to 2010).

Ms. Mitchell holds a bachelor’s degree in Political Science from Stanford University and a master’s degree in Business Administration from Golden Gate University.

The Board believes that Ms. Mitchell possesses specific attributes which qualify her to serve on the Board, including her extensive experience as a co-founder and partner of a prominent venture capital firm, her experience investing and serving as a director on a variety of public and private companies, and her prior banking experience.

Mr. John F. Robinson is a former Executive Vice President of Washington Mutual Bank, a financial lending institution. He served in that role from June 2002 to September 2008. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller (from 1997 to 2002). He is currently a member of the Board of Directors of the Federal Home Loan Bank of San Francisco (since 2011), Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (since 2004), and the National Outdoor Leadership School Advisory Committee (since 2007).

Previously, Mr. Robinson served on the Board of Directors of the Federal Home Loan Bank of San Francisco (from 2004 to 2005 and 2007 to 2008).

Mr. Robinson holds a bachelor’s degree in Business Administration from Washington University in St. Louis and a master’s degree in Business Administration from Harvard University. He is also a Chartered Financial Analyst (CFA).

The Board believes that Mr. Robinson possesses specific attributes which qualify him to serve on the Board, including his extensive prior banking, regulatory and risk management experience.

Ms. Kyung H. Yoon is currently the Chief Executive Officer of Talent Age Associates LLC, a global talent management firm focused on board, executive recruitment, leadership development, training, coaching and interim financial services, serving venture and private equity backed companies and multinational corporations. She has held this position since December 2008. Ms. Yoon retired from her position in December 2008 as Vice Chairman of Heidrick & Struggles, a world renowned public company executive search and leadership consulting firm, where she had previously held a variety of leadership roles since 1994. Prior to joining Heidrick & Struggles, Ms. Yoon was President of Benten Investments, Inc., President of Pacific Union Asset Management and Vice President of Dillingham Development Company. Ms. Yoon started her career with Banque Nationale de Paris, one of the main banks in France and Europe. Currently, Ms. Yoon is Trustee and Director of the Asia America MultiTechnology Association (“AAMA”), a business network promoting technology enterprises (since 2008). She has served as a member of the Board of Directors of AAMA since 2003 and also served as its President from 2006 to 2007. In addition, she also serves on Stanford University’s SPRIE

Greater China Networks Project Advisory Board (since 2004) and the Advisory Board of the Asia Society of Northern California (since 2007).

Additionally, Ms. Yoon served on Harvard University’s John F. Kennedy School of Government Women’s Leadership Board, San Jose Museum of Art Board of Trustees, Board of Asia Pacific Fund, Advisory Board of Joint-Venture Silicon Valley and Advisory Board of Affinity Circles, a leading provider of trusted social networks for affinity based organizations.

Ms. Yoon holds a bachelor’s degree in Economics and French Literature from Goucher College in Baltimore, Maryland and a master’s degree in Business Administration in Finance and Marketing from the University of Chicago.

The Board believes that Ms. Yoon possesses specific attributes which qualify her to serve on the Board, including her management experience with a global management firm, as well as her experience in global markets, particularly in Asia.

Vote Required

The twelve (12) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

BOARD COMMITTEES AND MEETING ATTENDANCE

As of the date of this Proxy Statement, the Company’s Board has the following committees, each of which meets on a regular basis: (1) Audit Committee, (2) Compensation Committee, (3) Directors’ Loan Committee, (4) Finance Committee and (5) Governance Committee.

During fiscal year 2010, the Board held ten (10) meetings. Each director attended or participated telephonically in 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member. It is the Board’s policy that each director employs his or her best efforts to attend each of the Company’s annual stockholder meetings. All Board members with the exception of Messrs. Clapper and Hardymon and Ms. Krishnan attended the Annual Meeting of Stockholders in 2010.

Committee Members and Meetings

The following table provides membership and meeting information for each of the Board’s committees as of the date of this Proxy Statement:

Name	Audit Committee	Compensation Committee	Directors’ Loan Committee	Finance Committee	Governance Committee
Eric A. Benhamou				✓	✓*
David M. Clapper	✓		✓
Roger F. Dunbar	✓*			✓*
Joel P. Friedman	✓			✓
G. Felda Hardymon				✓	✓
Alex “Pete” Hart		✓	✓*		✓
C. Richard Kramlich		✓		✓
Lata Krishnan	✓		✓
Kate D. Mitchell	✓**		✓
John F. Robinson	✓	✓	✓
Michaela Rodeno (1)		✓*	✓
Kyung H. Yoon		✓	✓
Number of meetings held during 2010	10	12	5	9	5

*	Committee chair
**	Committee observer (non-voting capacity)
(1)	Ms. Rodeno will serve on the Board of Directors and the above indicated Board Committees until the Meeting on April 21, 2011.

Committee Governance

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an annual assessment of committee performance and effectiveness, which includes a self-assessment by each committee and a performance review of each committee by non-committee members. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessment are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Each committee’s charter addresses its purpose and responsibilities and contains other provisions relating to, among other matters, the committee’s organization and meeting requirements. Pursuant to the committee charters, all committees may, in their discretion, form and delegate all or a portion of their authority to subcommittees. Each committee’s charter requires the committee to annually review and assess its charter’s content and sufficiency, with final approval of any proposed changes required by the full Board. Stockholders and other interested persons may view a copy of each committee’s charter on our website, http://www.svb.com under “Corporate Governance”.

Committee Responsibilities

The oversight responsibilities of the Board’s committees are as follows:

Audit Committee

•	The Company’s corporate accounting and financial reporting processes and the quality and integrity of the Company’s financial statements and reports.

•	The selection, engagement and termination of the Company’s independent auditors.

•	The qualification, independence and performance of the Company’s independent auditors.

•	The Company’s internal auditing function and other risk management functions, including the Company’s enterprise-wide risk management program and security program.

Compensation Committee

•	The overall compensation strategies, plans, policies and programs of the Company.

•	The approval of director and executive compensation.

•	The assessment of compensation risks.

Directors’ Loan Committee

•	The credit and lending strategies, objectives and risks of the Company and the Bank.

•	The credit management and lending practices of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•	The quality and performance of the credit portfolio of the Company and the Bank.

Finance Committee

•	The financial strategies and objectives of the Company and the Bank.

•	The financial risk management of the Company and the Bank.

•	The capital and liquidity management of the Company and the Bank.

•	The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements.

•	The review of certain corporate development matters, such as proposed mergers and acquisitions.

Governance Committee

•	The Company’s general corporate governance practices, including review of the Company’s Corporate Governance Guidelines.

•	The annual performance review of the Company’s Board, its committees, and the CEO.

•	The identification and nomination of director candidates.

•	The regulatory compliance function of the Company.

•	The Company’s enterprise-wide risk management program.

Proposal No. 2

APPROVAL OF THE AMENDED 2006 EQUITY INCENTIVE PLAN

The Board of Directors Recommends a Vote “For” Approval of

the Amended and Restated 2006 Equity Incentive Plan

We are asking our stockholders to approve the amended 2006 Equity Incentive Plan (the “Incentive Plan”) so that we can continue to use it to achieve the Company’s goals and also continue to receive a federal income tax deduction for certain compensation paid under the plan. Our Board of Directors has approved the amended Incentive Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the Incentive Plan requires the affirmative vote of a majority of the Votes Cast. If the stockholders approve the amended Incentive Plan, it will replace the current version of the Incentive Plan. Otherwise, the current version of the Incentive Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

We are proposing to amend the Incentive Plan to increase by 425,000 the number of shares of the Company’s common stock (“shares”) that may be issued under the plan. We are additionally requesting approval of the Incentive Plan so that awards granted under it can continue to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (discussed in greater detail below).

We believe strongly that the increase in shares issuable under the amended Incentive Plan is essential to our continued success and therefore is in the best interest of the Company and our stockholders. Our employees are our most valuable assets. The Board believes that grants of stock options and other awards available under the Incentive Plan help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants.

Additionally, approval of the Incentive Plan will allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the Incentive Plan to continue to qualify as “performance-based” within the meaning of Section 162(m), we are asking our stockholders to approve the Incentive Plan.

The amended Incentive Plan does not differ from the current version of the Incentive Plan in any other material respect.

Summary of the Amended and Restated 2006 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) and other cash or stock awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of December 31, 2010, approximately 324 employees and directors were eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Amended Incentive Plan. Subject to receipt of stockholders’ approval, the Board has approved 425,000 shares of the Company’s common stock for issuance under the Incentive Plan. A total of 3,000,000 shares of our common stock were initially authorized and reserved for issuance under the Incentive Plan plus (i) any shares that have been reserved but not issued under the Company’s 1997 Equity Incentive Plan as of the date of stockholder approval of the Incentive Plan and (ii) any shares subject to stock options or similar awarded granted under the Company’s 1997 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the Company’s 1997 Equity Incentive Plan that are forfeited or repurchased by the Company. If this proposal is approved by our stockholders, a total of 2,225,368 shares of the Company’s common stock will be available for issuance on the date of such approval (assuming for these purposes that after December 31, 2010, no additional grants of Awards are made and no shares are returned to the plan from terminating or expiring awards). Pursuant to the commitment letters we entered into with certain stockholders in 2006, we are subject to an annual equity burn rate limit. The total number of shares of our common stock subject to our stock options, restricted stock awards, restricted stock unit awards, stock bonus awards and any other equity awards granted under the Incentive Plan during a fiscal year may not exceed two and one-half percent (2.5%) of the total number of shares of common stock outstanding as of the beginning of such fiscal year. We may, in the future, amend these commitments to increase the burn rate limit.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with two shares that will thereafter be available for issuance under the Incentive Plan.

If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Administrator (as defined below) will have the discretion to adjust the number of shares (i) available for issuance under the Incentive Plan, (ii) subject to outstanding Awards, and (iii) specified as per-person limits on Awards, as appropriate to reflect the change.

Administration of the Amended Incentive Plan. The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, administers the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan). Subject to the terms of the Incentive Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted (except for certain adjustments made pursuant to the Incentive Plan), cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price, or accelerate certain vesting provisions contained in the Incentive Plan other than upon or in connection with a change of control of the Company or upon or in connection with a participant’s termination of service due to death, disability or retirement. The Board or other committee administering the Incentive Plan is referred to below as the “Administrator.”

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 250,000 shares in any fiscal year, except in connection with his or her initial service with the Company, in which case he or she may be granted an option to purchase up to an additional 500,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed seven years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. If a participant is terminated for cause, the option will immediately terminate. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights. The Administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in cash, shares of common stock or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. No participant will be granted stock appreciation rights covering more than 250,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 500,000 shares in connection with his or her initial service as an employee with the Company.

The term of a stock appreciation right may not exceed seven years. After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant generally will be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. If a participant is terminated for cause, the stock appreciation right will immediately terminate. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator, subject to the terms and conditions of the Incentive Plan. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to restricted stock granted to employees, and except in the event of a change in control, Awards of restricted stock will not vest more rapidly than 1/3 of the shares of restricted stock subject to the Award each year from the date of grant (or the date of the participant’s employment, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. However, the Administrator may provide at the time of or following the grant of the Award for accelerated vesting for an Award of restricted stock upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability, or retirement. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 125,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 250,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes, subject to the terms and conditions of the Incentive Plan, is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control, Awards of restricted stock units to employees will not vest more rapidly than 1/3 of the restricted stock units subject to the Award each year from the date of grant (or the date of the participant’s employment, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock units upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability, or retirement. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 125,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 250,000 restricted stock units in connection with his or her initial employment to the Company.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish in accordance with the terms and conditions of the Incentive Plan are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control, performance units and performance shares will not vest more rapidly than 1/3 of the performance units and performance shares subject to the Award each year from the date of grant (or the date of the participant’s employment, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units or performance shares upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability, or retirement. During any fiscal year, no participant will receive more than 125,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; earnings; revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; results of regulatory reviews and examinations; return on assets; return on sales; revenues; sales; or total return to stockholders. With respect to the Company as a whole or a business unit of the Company, any Performance Goals may be: (i) used to measure specific performance levels or growth over certain performance periods,

Transferability of Awards. Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control. In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate on February 21, 2016, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive, or that an outside director may receive, under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options or other awards (if any) granted under the Incentive Plan during the last fiscal year, (b) the average per share exercise price of such options (or other awards (if any), and (c) the dollar value of such shares based on $53.05 per share, the fair market value on December 31, 2010:

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price	Dollar Value of Shares Granted
All executive officers, as a group:
Options	89,203	$45.19	$4,732,219
Restricted Stock Units	52,499	N/A	$2,785,072
All directors who are not executive officers, as a group:
Options	—	$—	$—
Restricted Stock Units	29,640	N/A	$1,572,402
All employees who are not executive officers, as a group
Options	384,667	$48.37	$20,406,584
Restricted Stock Units	147,602	N/A	$7,830,286

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California have adopted similar provisions. It is the Company’s intention to structure all Awards to comply with, or be exempt from, Section 409A.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the 2006 Equity Incentive Plan, as amended and restated to increase the number of shares reserved for issuance thereunder.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Company’s Audit Committee (the “Audit Committee”) has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a charter, which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to the Company.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at http://www.svb.com.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, and to review the qualifications, independence, and performance of the registered public accountants engaged as the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Roger Dunbar (Chair)

David Clapper

Joel Friedman

Lata Krishnan

John Robinson

Proposal No. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be the independent registered public accounting firm of the Company for the 2011 fiscal year. KPMG LLP has audited the Company’s financial statements since November 1994. While neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2010 and 2009, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2010	2009
Audit fees	$4,048,650	$3,537,245
Audit-related fees (1)	203,685	189,510
Tax fees (2)	497,665	430,604
All Other Fees (3)	638,151	357,951

Total	$5,388,151	$4,515,310

(1)	Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SAS 70 audits), and services related to proposed accounting standards. A total of $862,807, previously reported as audit-related fees for 2009, has more appropriately been reclassed as, and reported under, audit fees for 2009. These services primarily relate to securities registration activities of the Company (e.g. comfort letters, consents, etc.) and audits of the Company’s subsidiaries and managed funds.

(2)	Represents fees for services provided in connection with the Company’s tax compliance, tax advice and tax planning.

(3)	Represents fees for advisory services relating to the Company’s global banking initiatives and analysis of certain accounting standards and processes.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. The charter also provides that, to the extent permitted by applicable law, the Audit Committee may adopt pre-approval policies and procedures, as well as delegate authority to grant approvals to one or more members of the Audit Committee. During the fiscal years 2010 and 2009, all such services provided by KPMG LLP were approved or pre-approved by the Audit Committee. Additionally, all non-audit related services provided by KPMG LLP were reviewed with the Audit Committee, which concluded that the provision of such services did not compromise KPMG LLP’s independence in the conduct of its auditing function.

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for the Company within the meaning of applicable SEC rules. Such officers may also serve as officers of the Bank and/or the Company’s other subsidiaries. There are no family relationships among directors or executive officers of the Company.

The following information outlines the name and age of each of the executive officers of the Company (as of the Record Date) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Ken P. Wilcox	62	Chief Executive Officer, SVB Financial Group and Silicon Valley Bank (Mr. Wilcox will assume the position of Chairman, Silicon Valley Bank on April 21, 2011.)
Greg W. Becker	43	President, SVB Financial Group and Silicon Valley Bank (Mr. Becker will assume the position of Chief Executive Officer on April 21, 2011.)
Mary J. Dent	49	General Counsel
Michael R. Descheneaux	43	Chief Financial Officer
Christopher D. Edmonds-Waters	48	Head of Human Resources
Dave A. Jones	53	Chief Credit Officer
Harry W. Kellogg, Jr.	67	Vice Chairman, Silicon Valley Bank, and Head of Strategic Alliances and Relationships
Marc J. Verissimo	55	Chief Strategy and Risk Officer

Mr. Ken P. Wilcox joined the Company in 1990 as Regional Vice President of the Bank’s East Coast Technology Group. Mr. Wilcox held increasingly responsible positions with the Bank, including Executive Vice President and Manager of the East Cost Technology Group, Chief Banking Officer and President and Chief Operating Officer of the Bank. Mr. Wilcox was appointed Chief Executive Officer of the Bank in 2000 and was named President and Chief Executive Officer of the Company in 2001. In 2010 the Company separated the positions of President and Chief Executive Officer, with Mr. Wilcox retaining the title of Chief Executive Officer. Beginning on April 21, 2011, Mr. Wilcox will transition from his position as Chief Executive Officer to the role of Chairman, Silicon Valley Bank. Additionally, he is a member of the Board of the Federal Reserve Bank of San Francisco, and a member of the Boards of Directors of the Bay Area Council, a public policy advocacy organization (since 2007), the Northern California Advisory Board of the Asia Society, the leading global organization working to strengthen relationships and promote understanding among the people, leaders and institutions of Asia and the United States (since 2007), and Equilibrium Capital Group, a venture capital firm (since 2010). Additionally, he serves on the advisory boards for the following: the University of California San Francisco Young Adult and Family Center (since 2009) and Bessemer Venture Partners, a venture capital firm (since 2010).

Previously, Mr. Wilcox served on the Board of Directors of the Silicon Valley Leadership Group (from 2001 to 2010), Zhejiang Uni-Power Guarantee Limited (during 2008), and the Silicon Valley Education Foundation (from 2007 to 2008).

Mr. Wilcox holds a bachelor’s degree in German Studies from Oakland University, a Ph.D. in German Studies from Ohio State University and a master’s degree in Business Administration from Harvard University.

Mr. Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors—Nominees for Directors” above.

Ms. Mary J. Dent joined the Company in 2006 as General Counsel. In 2007, in addition to her responsibilities as General Counsel, Ms. Dent was appointed as Chief Operating Officer, SVB Global, a position she held until December 2008. Prior to joining the Company, Ms. Dent served as General Counsel and as Special Counsel for New Skies Satellites, a global satellite communications service provider based in the Netherlands, from 2000 to 2006, and was an attorney with Goldberg, Godles, Wiener & Wright, a Washington, D.C.-based law firm that specializes in legal and policy matters for technology companies, from 1992 to 2000.

Ms. Dent serves on the Boards of the Silicon Valley Campaign for Legal Services, a fundraising program for Silicon Valley legal service agencies (since 2006) and Joint Venture: Silicon Valley Network, which provides analysis and action on issues affecting the Silicon Valley region’s economy and quality of life (since September 2008). Additionally, Ms. Dent serves on the Advisory Board of Stanford Institute for Research in the Social Sciences (IRiSS), an organization dedicated to training social scientists in advanced and innovative research methods (since 2010).

Ms. Dent holds a bachelor’s degree in Economics from the University of California at Los Angeles and a juris doctor degree from Stanford Law School.

Mr. Michael R. Descheneaux joined the Company in 2006 as the Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007. Prior to joining the Company, Mr. Descheneaux was a managing director with Navigant Consulting, a business consulting firm, from 2004 to 2006, and was an independent consultant from 2002 to 2004. From 1995 to 2002, he served in various leadership roles at Arthur Andersen for the Central and Eastern Europe Region, including lead partner of financial services practice, lead audit partner of telecommunications/high-tech practice and technical expert partner on U.S. GAAP and generally accepted auditing standards matters.

Mr. Descheneaux is a certified public accountant, as well as a member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants, and an associate member of the Association of Certified Fraud Examiners.

Mr. Descheneaux holds a bachelor’s degree in Business Administration from Texas A&M University.

Mr. Christopher D. Edmonds-Waters joined the Company in 2003 as the Director of Organization Effectiveness, and was appointed Head of Human Resources in 2007. Prior to joining the Company, from 1996 to 2003, Mr. Edmonds-Waters held numerous senior human resources positions at Charles Schwab & Co., where he specialized in management learning and development and launched the company’s online training system. He began his human resources management career with Macy’s California, where he worked with all levels of staff as a human resources expert and managed corporate training programs.

Mr. Edmonds-Waters holds a bachelor’s degree in Intercultural Communications from Arizona State University and a master’s degree in Human Resources and Organization Development from the University of San Francisco.

Mr. Dave A. Jones joined the Company in 1997 as the Chief Credit Officer. Prior to joining the Company, Mr. Jones served in various positions with First Interstate Bank of Oregon, which was acquired by Wells Fargo Bank in 1996. He began his banking career with First National Bank of Oklahoma City, before it was acquired by First Interstate.

Mr. Jones earned a bachelor’s degree in Finance from Oklahoma State University and a master’s degree in Business Administration from Oklahoma City University.

Mr. Harry W. Kellogg, Jr. joined the Company in 1986 as Senior Vice President of the Bank’s Technology Division. Mr. Kellogg served as Chief Marketing Officer from 1993 to 1994. Mr. Kellogg then departed from the Company for a period of ten months, during which time he served as Executive Vice President for the Emerging Growth Industries Division of Cupertino Bank. Mr. Kellogg returned to the Company in 1995 as Chief Marketing Officer. From 1997 to 1998, he served as the Manager of the Bank’s Products and Services Group, and from 1998 to 2002, he served as Manager of the Company’s Strategic Initiatives Group. From 2002 to 2005, Mr. Kellogg served as President, SVB Capital. In addition to his role as the President, SVB Capital, Mr. Kellogg served as the interim President of Private Banking from 2002 until his successor was appointed in 2003. He was appointed President of Private Client Services in 2004 and Head of Strategic Alliances and Relationships in 2010. He was appointed Vice Chairman of the Board of the Bank in 1999.

Mr. Kellogg is a member of the Boards and Advisory Boards of many civic and industry organizations, including the California/Israel Chamber of Commerce, a not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2002), Ravix Corporation, a public company which provides consulting expertise to outsource service groups for early-stage and middle market companies (since 2003), Grameen America, a non-profit microfinance organization (since 2009), Stanford Institute for Economic Policy Research, a nonpartisan economic policy research organization (since 2004), and the Tuck Center for Private Equity and Entrepreneurship, which aims to advance the understanding of private equity investing (since 2004). In addition, he is an emeritus board member of the Technology Museum of Innovation. Mr. Kellogg is also a member of TechNet, a bipartisan, political network of CEOs that promotes the growth of technology and the innovation economy (since 1999) and Pacific Community Ventures, which provides resources and capital to businesses that have the potential to bring significant economic gains to low-income communities (since 2005).

Previously, Mr. Kellogg served on the Boards of Directors of Nollenberger Capital Partners (from 2005 to 2011), Heller Ehrman (from 2005 to 2008), Joint Venture: Silicon Valley Network (from 2004 to 2008), Financial Executives International (from 2003 to 2008), the Asia America MultiTechnology Association (from 2005 to 2008), Menlo College (from 2003 to 2009), the World Economic Forum (from 2004 to 2008) and the Stanford Project on Regions of Innovation and Entrepreneurship (from 2004 to 2008).

Mr. Kellogg attended Menlo College and earned a bachelor’s degree in Management and Industrial Relations from San Jose State University.

Mr. Marc J. Verissimo joined the Company in 1993 as Team Leader in the Northern California Technology Division. Mr. Verissimo was named Manager of the Silicon Valley Lending Division in 1993. Mr. Verissimo served as Manager of the Company’s Corporate Finance Group in 2000. From 2000 to 2002, Mr. Verissimo served as Manager of the Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002, and is currently the Chief Strategy and Risk Officer.

Mr. Verissimo serves on the Boards of Directors of the Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (since 2005).

Previously, Mr. Verissimo served on the Board of Directors of High Street Partners, Inc., a cross-border finance and administrative services firm to companies and institutions with new or existing international operations (from 2009 to 2010).

Mr. Verissimo holds a bachelor’s degree in Agricultural Economics from the University of California, Davis, and a master’s degree in Business Administration from Harvard University.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner*	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	16,300	*	%
David Clapper (2)	12,300	*	%
Roger Dunbar (3)	7,300	*	%
Joel Friedman (4)	13,300	*	%
G. Felda Hardymon (5)	102,193	*	%
Alex “Pete” Hart (6)	26,775	*	%
C. Richard Kramlich (7)	12,300	*	%
Lata Krishnan (8)	6,387	*	%
Kate Mitchell (9)	2,280	*	%
John Robinson (10)	2,280	*	%
Michaela Rodeno (11)	14,300	*	%
Kyung Yoon (12)	6,250	*	%
Ken Wilcox (13)	214,942	*	%
Greg Becker (14)	151,125	*	%
Michael Descheneaux (15)	30,115	*	%
Dave Jones (16)	132,364	*	%
Mary Dent (17)	38,715	*	%
All directors and executive officers as a group (20 persons) (18)	937,804	2.18%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(2)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(3)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(4)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(5)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(6)	Includes 4,560 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(7)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(8)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(9)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(10)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(11)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(12)	Includes 2,280 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(13)	Includes 151,398 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(14)	Includes 128,877 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(15)	Includes 27,063 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(16)	Includes 271 shares which may be acquired pursuant to the release of restricted stock units and 36,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(17)	Includes 30,800 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(18)	Includes 509,235 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2010 by those known by the Company to own more than 5% of the outstanding Common Stock of the Company, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 42,268,201 shares outstanding as of December 31, 2010. The Company knows of no persons other than those entities described below which beneficially own more than 5% of the outstanding Common Stock of the Company. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1)	4,648,355	10.99%
40 East 52nd Street
New York, NY 10022

FMR LLC (2)	4,199,720	9.94%
82 Devonshire Street
Boston, MA 02109

(1)	Information is based on figures set forth in a Schedule 13G filed by BlackRock, Inc. on January 7, 2011. According to such 13G, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 4,648,355 shares and sole dispositive power with respect to 4,648,355 shares.

(2)	Information is based on figures set forth in a Schedule 13G filed by FMR LLC on February 14, 2011. According to such 13G, FMR LLC, an investment adviser, has sole voting power with respect to 19,040 shares and sole dispositive power with respect to 4,199,720 shares. These securities are owned by various individual and institutional investors to which FMR LLC serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, FMR LLC is deemed to be a beneficial owner of such securities; however, FMR LLC expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes, based on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and other information known to the Company, that during fiscal year 2010 its directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner; except for: (i) one late report relating to his annual director equity grant in May 2010 for Mr. Hardymon due to a technical issue relating to his SEC filing codes, and (ii) one late report relating to the exercise of stock options in May 2010 for Mr. Edmonds-Waters due to an administrative error made by the Company.

Proposal No. 4

ADVISORY (NON-BINDING) VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the compensation tables and narrative discussion. This proposal, commonly known as a “Say on Pay” proposal, provides our stockholders the opportunity to express their views on our executive compensation program, as it relates to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of the Company’s executive compensation program for our NEOs.

Proposal No. 5

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE FUTURE “SAY ON PAY” VOTES

The Board of Directors Recommends a Vote “For” the ANNUAL frequency of future “Say on Pay” votes.

The Dodd-Frank Act also provides stockholders with the opportunity to vote on how frequently we should seek an advisory vote, or “Say on Pay,” on the compensation of our NEOs, as disclosed pursuant to applicable SEC rules. Stockholders may indicate on an advisory (non-binding) basis whether they prefer an advisory vote on NEO compensation on an annual (every one year), biennial (every two years) or triennial (every three years) basis.

After consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs on an annual basis is the most appropriate for the stockholders of the Company. Our Board values the opinions of our stockholders and believes that an annual advisory vote will allow our stockholders to provide us with their direct input on our executive compensation program for our NEOs.

Accordingly, we ask our stockholders to indicate their preferred voting frequency by choosing the option of an annual advisory vote (every year), a biennial advisory vote (every two years) or a triennial advisory vote (every three years) or by choosing to abstain from voting on this proposal.

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Board may, in its sole discretion, take into account the outcome of the vote when considering when to submit an advisory “Say on Pay” proposal for stockholder approval.

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2010 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Michaela Rodeno (Chair)

Alex “Pete” Hart

C. Richard Kramlich

John Robinson

Kyung Yoon

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2010 executive compensation program, primarily as it relates to our five “named executive officers” currently serving as executive officers, as reported in our Summary Compensation Table below (each, an “NEO”): (i) Ken Wilcox, Chief Executive Officer; (ii) Michael Descheneaux, Chief Financial Officer; (iii) Greg Becker, President; (iv) Dave Jones, Chief Credit Officer; and (v) Mary Dent, General Counsel.

Executive Summary

The Company’s approach to compensation during 2010 reflected three fundamental forces. First, performance—specifically, the Company’s strong financial performance during 2010, both individually and in comparison to its peers. Second, growth—specifically, the central role the Company believes its expansion will play in delivering meaningful returns to stockholders over the long-term, and the resulting importance of ensuring that compensation systems reinforce management’s long-term focus. And, finally, sound oversight—specifically, ensuring that we integrate into our compensation systems lessons being learned more broadly across the financial services sector about optimal ways to structure pay and manage risk.

2010 Performance

During 2010, the Company effectively navigated a challenging business environment. Highlights of our 2010 results include:

•

Our 2010 total stockholder return (“TSR”) of 27.34% exceeded the banking industry one-year median TSR of 18.39%, and placed us within the top third of our 22 peer group companies. Our three-year total stockholder return of 1.72% also exceeded the banking industry three-year median TSR of-1.75%.[1]

•

We were profitable, tripling our earnings per diluted common share of $2.24 (compared to $0.66 for 2009), and quadrupling our consolidated net income available to common stockholders of $95.0 million (compared to $22.7 million for 2009).

•	We increased net interest income by 9.4% despite the low interest rate environment and positioned ourselves to benefit from interest rate increases going forward.

•	We grew our loan portfolio, specifically during the latter half of 2010. We grew average loans by over $500 million in the fourth quarter alone, one of the highest growth rates in our history.

•

We continued to deliver high credit quality, maintaining our already rigorous credit underwriting and portfolio management. Our net loan charge offs for the year were at 0.77% of total average gross loans, compared to 2.64% in 2009, and our overall levels of impaired loans continued to decline.

•	We maintained our strong capital position and liquidity levels, and completed our successful $350 million senior note offering during the third quarter of 2010.

•	We dramatically increased both deposits and client investment funds, from $25.9 billion at the end of 2009 to $31.2 billion (on a combined basis) at the end of 2010.

•	We increased our period end available-for-sale securities by approximately 100% compared with 2009, primarily due to our investment of our excess liquidity from deposit growth.

•	We continued to meet our clients’ needs and gain market share among venture-backed and mature companies. We added 1,227 new loan clients during 2010, resulting in $1.5 billion in new funded loans.

[1]	Institutional Shareholder Services (ISS) 2011 Industry Group US TSR Medians for Performance-Related Policy for banks.

•	We added to our already ample liquidity position through deposit growth, increasing average deposits by 37% compared to 2009.

•

We continued to invest in our long-term growth, including in particular in our international initiatives in the U.K. and China, in our IT infrastructure, in our private banking offerings, and in client service delivery.

•

For the second year in a row, we were named by a nationally-recognized financial publication as America’s fifth (5th) best bank, based on a number of measures of financial health, including return on average equity, net interest margin, capital ratios and nonperforming loans.[2]

2010 Growth

In terms of growth, we continued to invest in our infrastructure, our people, and our new markets. Ten years ago, we decided to focus our attention on entrepreneurs, and the investors behind them, in the technology, life sciences and wine industries. Having made that decision, we made three corollary decisions as well: one, to add products; two, with the help of those products to keep companies longer; and three, to follow the entrepreneurial space as it spread across the globe. Throughout the recent downturn, we kept our long-term focus, and during 2010 we took a number of concrete and meaningful strides forward. These included continued investment in our multi-year effort to replace our IT backbone with a sophisticated, integrated global IT platform; increasing our client base in the UK, Israel, India, and China; applying for full-banking licenses in the U.K. and India; and progress towards forming a joint venture to pursue banking opportunities in China. We also invested in our private banking offerings and in our online and our mobile banking capabilities.

Sound Oversight

In terms of sound oversight, the Compensation Committee of the Company’s Board of Directors (the “Committee”) continued its ongoing efforts to provide executive compensation that appropriately aligns pay with our business objectives, performance, stockholder interests, sound governance and market competitiveness. Under the Committee’s active oversight, the Company took several steps during 2010 to enhance our executive compensation program in accordance with our compensation philosophy and objectives, as follows:

•	We revised our list of peer companies, to ensure we are assessing our pay levels, pay mix, and performance against a relevant, appropriate group of comparable companies;

•	We expanded the metrics we use to measure our performance;

•

We reviewed pay levels and pay mix for each of our NEOs against our peer group, to ensure we are providing pay that is consistent with the relevant market and sufficient to attract and retain high performing executives. Overall, we set target pay levels for superior performance between the 50th and 75th percentiles of our market peer group;

•

We rebalanced the mix of performance-based and non-performance-based target compensation, in light of broader trends in the financial services sector. Our CEO’s target pay is now comprised 75% of performance-based pay, and 25% of fixed pay. The target mix for other NEOs varies slightly, and on average is comprised 64% of performance-based pay and 36% of fixed pay.

•

We rebalanced the mix of short-term and long-term target executive compensation, to ensure that our executives remain appropriately focused on both near-term performance and long-term growth. We achieved this by reducing short-term (annual) cash incentive targets and increasing base salaries and long-term compensation. Today, we target a 50%-50% mix for short term and long-term compensation for our executives.

[2]	Forbes Magazine, www.forbes.com, December 20, 2010

•	We revised our approach to long-term compensation by taking the following steps:

•

We continued to rely primarily on equity for long-term executive compensation, using a mix of stock options and performance-based restricted stock units, based upon our belief that properly designed equity-based awards tie executive compensation to the Company’s long-term financial performance and align the interests of our NEOs and our stockholders.

•

In order to manage our burn rate, we introduced a long-term cash incentive plan. This plan provides cash payments over a three-year performance period, using performance metrics that reflect long-term growth in stockholder value.

•

We eliminated executive participation in the Company’s “RP” program, which provided rewards based on investment returns from SVB Capital and certain other business units. RP awards did not have a direct link to Company or individual performance.

•

Our executives are eligible to participate only in retirement, health, welfare and other benefits that are generally available to all of our employees (subject to certain limited exceptions). We do not provide any pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive.

Compensation Committee

The Committee is responsible for overseeing the compensation program and strategies of the Company and approving director and executive compensation and equity plan awards. The Committee is composed of directors who are “independent” under applicable Nasdaq rules. Committee members meet routinely in executive session without management present. The Committee reports regularly to the Board on the actions it has taken, and recommends for Board approval any compensation-related matters that require Board approval. During 2010, the Board did not reject or modify in any material way any action of or recommendation by the Committee.

During 2010, the Committee continued to be directly and actively involved in overseeing our executive compensation program, including designing executive compensation programs; determining executive compensation levels; and approving incentive awards to executives in light of relevant performance measures, including return on equity, total stockholder return and book value.

The Committee, together with the Board, Audit and Governance Committees, also continued to be directly and actively involved in overseeing our risk management program and governance practices, including reviewing management’s periodic incentive compensation risk assessment.

Compensation Committee Consultant

The Committee retains an independent outside compensation consultant to provide guidance on all matters under its oversight responsibilities. The Committee in its sole discretion selects the consultant, determines the scope of the consultant’s responsibilities, and determines the consultant’s compensation. In early 2010, the Committee continued its engagement of Towers Watson (formerly Towers Perrin), a firm the Committee has used since 2007. During 2010, former Towers Watson executives, including the individual consultant that has advised the Committee, formed Pay Governance LLC, an independent executive compensation consulting firm unaffiliated with Towers Watson. The Committee retained during 2010, and currently retains, Pay Governance LLC to advise the Committee on executive compensation matters.

The services provided to the Committee by its outside compensation consultants in 2010 include: support in the Committee’s effort to periodically review and update, as appropriate, the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including review and recommendations on CEO compensation; advice on the Company’s peer group; guidance on the design of our compensation plans; assistance with the Committee’s periodic review of potential risks associated with the Company’s compensation programs; analysis of Company equity utilization; and periodic reports to the

Committee on market and industry compensation trends and regulatory developments. The Committee did not engage either Towers Watson or Pay Governance for any additional services outside of executive compensation consulting.

CEO Participation in Executive Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of the other NEOs (other than Mr. Jones, who reports to Mr. Becker). Based on these performance reviews and the Company’s overall performance, our CEO makes recommendations to the Committee on any changes to base salaries, incentive compensation awards and equity awards. The Committee considers the recommendations submitted by our Chief Executive Officer, as well as data and analyses provided by the Company and the Committee’s outside consultant, but retains full discretion to set all executive compensation. Our Chief Executive Officer attends some meetings of the Committee but does not participate in any deliberations relating to his own compensation or in executive sessions.

Management has retained an outside compensation consultant to provide management with guidance on the Company’s compensation program and management’s recommendations to the Committee. During 2010, management engaged Hay Group, a global management consulting firm that management has used since 2009. Services provided to management include assistance with developing a new market peer group for executive compensation comparisons; analyzing total executive compensation levels and practices among the peer companies; designing the Long-Term Cash Incentive Plan; and providing input on various compensation-related questions and proposals from management over the course of the year. Hay Group does not advise or provide any services to the Committee or any non-compensation-related services to the Company.

Executive Compensation Philosophy and Strategy

We have retained a consistent overarching compensation philosophy that we believe appropriately reflects our business objectives, the diverse nature of our lines of business, the relative complexity this business diversity represents in an organization of our size, appropriate risk management practices, emerging trends in executive compensation (particularly for financial institutions), stockholder interests and market practices.

The key principles of our executive compensation philosophy are to:

•	Align compensation with business objectives and stockholder interests. Our executive compensation plans are designed to:

•	Tie pay to company and individual performance by setting appropriate performance metrics.

•	Provide for executive equity ownership to align economic interests with stockholders.

•	Take into account the dynamics of the market and business environment within which the Company and management operate.

•	Balance performance-based pay with non-performance based pay.

•	Balance long-term performance incentive compensation with short-term (annual) incentive compensation.

•	Pay competitively, relying primarily on external market peer group standards while also considering internal parity and the importance of creating a cohesive, well-aligned management team.

In addition, our executive compensation program is grounded in appropriate governance oversight, processes and risk controls, and is designed to comply with all applicable laws and regulations. Our program is subject to broad Committee discretion pursuant to its authority outlined in its charter, including the design and administration of executive compensation plans and the approval of executive compensation.

During 2010, the Committee, in consultation with the Board, focused primarily on how to achieve these objectives in the current business, regulatory, risk and governance environment. In the following sections, we discuss the steps we have taken as well as the reasons for the changes we have made.

Executive Compensation Competitive Benchmarking

In making compensation decisions, the Committee considers competitive compensation data from the Company’s benchmarking reference peer group and periodically reviews the composition of companies within that peer group. In determining the composition of the peer group, the Company considers various factors and characteristics including market capitalization, asset size, assets under management, number of employees, business model and complexity of the platform, and performance on financial and market-based measures.

During 2010, the Committee directed management to review the composition of the Company’s peer group used in 2009 and make recommendations to enhance and update the comparability and relevance of the peer companies. The Committee and management, with assistance from management’s outside consultant and in consultation with the Committee and the Committee’s outside consultant, refined the Company’s peer group for 2010. The 2010 peer group consisted of the following 22 companies:

Associated Banc-Corp Bank of Hawaii Corp BOK Financial Corp CapitalSource Inc. City National Corporation Commerce Bancshares, Inc. Cullen/Frost Bankers, Inc. CVB Financial Corp.	East West Bancorp, Inc. First Citizens Bancshares, Inc. FirstMerit Corporation Investors Bancorp, Inc. MB Financial, Inc. Prosperity Bancshares, Inc. Raymond James Financial, Inc. Signature Bank	TCF Financial Corporation UMB Financial Corporation Umpqua Holdings Corporation Valley National Bancorp Webster Financial Corporation Whitney Holding Corporation

Using this amended peer group, management and the Committee reviewed pay levels and pay mix for each of the NEOs (on a position by position basis). The Committee and management also referred to third party compensation surveys published by MacLagan and Radford to supplement the available peer group compensation data. Based in significant part on the results of this analysis, the Committee revised pay levels and pay mix for the NEOs, as further discussed below.

In addition, the Committee referred to this peer group for corporate performance benchmarking. In particular, we introduced a total stockholder return performance measure, relative to our peers, for our Long-Term Cash Incentive Plan. See “Long-Term Cash Incentives” below.

Total Executive Compensation and Elements of Compensation

During 2010, the Committee modified the Company’s executive compensation program to achieve four primary objectives:

•

Bring our executives’ target total compensation to between the 50th and 75th percentiles of our market peer group levels. (Actual compensation varies based on each executive’s performance, prior experience, internal parity and other relevant factors.)

•	Provide for a reasonable mix between performance-based pay and non-performance-based pay.

•	Provide for a reasonable mix between long-term compensation and short-term (annual) compensation.

•	Increase the share of target total compensation provided in the form of long-term, performance-based pay.

The specific changes the Committee made include: lowering short-term (annual) cash incentive targets; introducing a new long-term cash incentive plan; increasing base salaries for two NEOs, and eliminating executive participation in the Company’s RP program. The Committee granted equity to executives in a manner that was comparable to prior years, subject to similar vesting requirements.

The 2010 target total pay mix for our CEO and, on average, for the other NEOs was as follows:

2010 Target Total Executive Compensation Mix Balanced Long-Term/Short-Term Pay Mix That Emphasizes Performance

“Performance-Based” pay consists of annual and long-term cash incentives, performance-based restricted stock units (“PRSUs”) and stock options. “Non-Performance-Based” pay consists of base salary.	“Short-Term Compensation” consists of base salary and annual cash incentives. “Long-Term Compensation” consists of equity awards and long-term cash incentives.

Each element of our total executive compensation program is discussed below:

Base Salary

We provide base salaries in order to provide each NEO with a reasonable level of fixed short-term compensation. Base salary levels for our NEOs are typically reviewed at least annually by the Committee and adjusted as appropriate. When determining any NEO base salary increases, the Committee considers an individual NEO’s total compensation package, his or her performance, Company performance, applicable laws and regulations, and other relevant factors, including for example the scope of the NEO’s responsibilities relative to peers and retention concerns, if any. The Committee also takes into consideration changes in the competitive market base salaries among our benchmarking reference group for the position in question.

Based on the Committee’s evaluation of these factors and in order to increase the share of total compensation paid in the form of base salary, effective as of March 31, 2010, the Committee approved the following salary increases for our NEOs:

NEO	Amount of Increase	Annual Base Salary
Ken Wilcox	$—	$1,000,000
Greg Becker	—	700,000
Michael Descheneaux	—	485,000
Dave Jones	100,000	400,000
Mary Dent	80,000	360,000

The Committee did not change the annual base salaries of Messrs. Wilcox, Becker and Descheneaux, as their base salaries had been adjusted in October 2009.

No adjustments to Mr. Jones or Ms. Dent’s base salaries were made in 2009. In adjusting Mr. Jones’ base salary in 2010, the Committee considered his total compensation and base salary relative to market peers, his performance, the scope of his responsibilities, and the importance of retaining Mr. Jones given his critical role in managing the Company’s credit portfolio. In adjusting Ms. Dent’s base salary, the Committee considered her total compensation and base salary relative to market peers, her performance, the scope of her responsibilities, and the importance of retaining Ms. Dent given her critical role in managing the Company’s legal, compliance and government affairs functions.

Annual Cash Incentives

Our NEOs participate in the Company’s Incentive Compensation Plan (“ICP”), an annual cash incentive plan that rewards performance against individual and company objectives.

For each participant, the Committee establishes a target incentive, stated as a percentage of the individual’s base salary. In 2010, in an effort to shift target compensation away from short-term incentive compensation toward long-term incentive compensation, the Committee lowered the ICP incentive targets for each of the NEOs.

The Committee also establishes one or more metrics that it will use to measure company performance. For 2010, the Committee established return on average equity (“ROE”) relative to budget as the ICP performance metric. The Committee believes that ROE is an appropriate indicator of financial performance that is directly related to the creation of stockholder value.

At the beginning of the year, the Committee determines the extent to which the Company will fund the incentive pool. The graph below illustrates the relationship in 2010 between (i) achieved ROE as a percentage of the annual plan, and (ii) the percentage of the target incentive pool accrued for the NEOs.3

[3]	As the chart illustrates, the plan provides for funding on a formulaic basis for performance at or above 90% of targeted ROE, with a cap at 200% of the target NEO ICP pool. The 2010 ICP retains for the Committee the discretion to fund up to 50% of the target NEO ICP pool for performance below the 90% threshold. As in prior years, this allows the Committee to make partial ICP awards, in its sole discretion, where it believes that doing so is in the Company’s interest. For example, in 2008, the Company’s financial performance was adversely affected by a small number of specific large credit issues. The Committee exercised its discretion to deny ICP payments to the three executives with overall responsibility for the Company’s credit portfolio (Messrs. Wilcox, Becker and Jones) but to make partial ICP payments to two other NEOs (Messrs. Descheneaux and Webb). The Committee retains full discretion over whether and to what extent it will accrue or spend the provisional pool, and in no way does this pool represent a form of guaranteed incentive payments.

At the close of the year, the Committee determines actual incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the individual NEO’s performance. ICP awards for NEOs may be at, above, or below the target incentive and are made at the sole discretion of the Committee.

The Committee has retained discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for extraordinary items, such as non-recurring accounting items. For 2010, the Committee agreed with management’s recommendation to reduce the Company’s ROE for purposes of ICP funding from 7.72% (as reported in the Company’s financial statements) to 6.71%. This had the effect of reducing the ICP pool from roughly 174% of target to 131% of target for executives, including the NEOs.

In determining each NEO’s performance, the Committee considered a variety of factors that it believed to be relevant, including each NEO’s contributions to (i) the Company’s business and financial results, (ii) the Company’s successful execution of its 2010 corporate initiatives, and (iii) broader leadership within the organization. For Mr. Wilcox, the Committee considered the performance assessment conducted by the Governance Committee of the Board, in consultation with the full Board. For the other NEOs, the Committee considered the performance assessments conducted by Mr. Wilcox and, in the case of Mr. Jones, by Mr. Becker. In addition to these management assessments, the Committee considered its direct observations and assessments of each NEO’s performance.

The Committee determined that Mr. Wilcox had earned an incentive award of $1,050,000 given the Company’s performance during yet another highly challenging year for the financial services industry. Among the various accomplishments of the Company and Mr. Wilcox taken into consideration by the Committee in determining his incentive award were: (i) the Company’s profitability, (ii) total stockholder return, (iii) strengthening of a very strong capital and liquidity position; (iv) loan portfolio growth, (v) rigorous credit underwriting and loan portfolio management, (vi) favorable regulatory examination results, (vii) growth in market share, and (viii) the strong execution of corporate initiatives including those related to client experience, research and development, risk management and global expansion (including increasing our client base in the U.K., Israel, India, and China, applying for full-banking licenses in the U.K. and India, and progress towards forming a joint venture to pursue banking opportunities in China), (ix) maintaining our position as an employer of choice, and (x) being named by a nationally-recognized financial publication as America’s fifth (5th) best bank.

Mr. Wilcox determined, in consultation with the Committee, that Messrs. Descheneaux, Becker, and Jones and Ms. Dent each earned an ICP award based on their individual performance against critical initiatives in the respective amounts of $300,000, $400,000, $235,000, and $235,000. For Mr. Descheneaux, specific factors considered by Mr. Wilcox and the Committee included very strong performance with regard to the execution of our capital and liquidity management strategy, progress made towards our China initiatives, including our proposed joint venture bank, and the completion of our $350 million senior note offering in 2010. For Mr. Becker, specific factors considered included the strong fiscal performance of our commercial bank despite the challenging economy, gains in market share among venture-backed and mature companies, as well as continued progress in our global expansion. For both Mr. Becker and Mr. Jones, Mr. Wilcox and the Committee also considered our strong credit quality, the maintenance of our already rigorous credit underwriting and loan portfolio management, and continued reduction of our levels of classified and impaired loans, and fourth quarter loan growth resulting in one of our highest growth rates in our history. For Ms. Dent, specific factors included the Company’s favorable regulatory examination results, the Company’s effective advocacy on legislation, including the Dodd-Frank financial services reform bill, the Company’s effective handling of legislative and regulatory changes, and Ms. Dent’s contributions to the Company’s 2010 corporate initiatives.

Equity Incentives

Each NEO is eligible to receive equity awards, including stock options, restricted stock units and restricted stock awards under our 2006 Equity Incentive Plan. The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

The Committee typically makes equity awards to each NEO at the time the individual is hired and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under its equity incentive plan, the Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

Effective as of July 27, 2010, the Committee awarded the NEOs stock options. The Committee did not establish performance-based criteria for the stock options, as the value of an option is inherently tied to the future performance of the Company’s common stock. Stock options are subject to annual vesting over a four-year period and have a maximum expiration date of 7 years.

Additionally, effective as of the same date, the Committee awarded the NEOs performance-contingent restricted stock units (“PRSUs”). PRSUs are subject to both performance-based vesting over a one year period and time-based vesting over an additional two-year period. The equity awards made to each NEO in 2010 were as follows:

NEO	Number of Stock Options	Number of PRSUs
Ken Wilcox	22,727	20,000
Greg Becker	17,045	8,333
Michael Descheneaux	13,068	6,389
Dave Jones	9,091	4,444
Mary Dent	7,386	3,611

At the end of the year, the Committee determined whether (or to what extent) the NEOs had earned the performance-contingent RSUs. The Committee’s primary performance measure was the extent to which the Company met or exceeded its target ROE for the year. The Committee determined based on its discretion that for 2010, based on the Company exceeding its target ROE and achieving its ROE of 6.71% (as adjusted for certain extraordinary items as discussed in “Annual Cash Incentives” above), the NEOs had earned 100% of the performance-based RSUs. The earned RSUs are subject to further time-based vesting and will vest on December 31, 2012, subject to each respective NEO’s continued employment or other service to the Company.

Long-Term Cash Incentives

In 2010, the Committee adopted a new Long-Term Cash Incentive Plan (the “Cash LTIP”) to increase the proportion of long-term performance-based pay in the NEOs’ total target compensation packages. The Committee continues to believe that equity-based awards should constitute a core element of long-term incentive compensation, but adopted a cash-based plan in order to manage the Company’s equity burn rate.

Specifically, the Committee approved the Cash LTIP design, designated the NEOs and other executives who are eligible to participate in the Cash LTIP, established a pool funding method, and determined the performance goals and incentive targets. The Committee set performance goals covering the three-year period from 2010 to 2012 (the “2010-2012 Performance Period”). In determining the target awards for the 2010-2012 Performance Period, the Committee considered various factors with respect to each executive, including the executive’s total compensation target, total long-term compensation target, and other pay components. The Committee approved the following target awards for the 2010-2012 Performance Period for the following NEOs:

Participant	Target Award for 2010-2012 Performance Period
Ken Wilcox	$900,000
Greg Becker	212,600
Michael Descheneaux	107,800
Dave Jones	150,000
Mary Dent	60,000

As noted above, the Cash LTIP was adopted as part of the Company’s broader effort to re-balance and re-design incentive pay program, including by reducing 2010 ICP target awards and eliminating the NEOs’ participation in the RP program. Under the plan’s general design, plan awards would be paid out at the end of the three-year performance period. However, to help transition executives away from existing plans and into the new plan, for the 2010-2012 Performance Period only the Committee approved interim payments for 2010 and 2011, equal to 30% of any estimated award earned in each of these two years. The remaining 40% of the 2010-2012 award, if earned, will be paid in 2012.

Cash LTIP awards are deemed earned at the Committee’s sole discretion and are not guaranteed. As determined by the Committee, an executive officer may earn more or less than his or her target award based on Company and/or individual performance.

To assist the Committee’s determination of the extent actual awards are earned, the Committee established certain performance goals applicable for the 2010-2012 Performance Period, primarily as follows:

•

Increase in Book Value—50% of the award will be based upon the extent to which the Company meets or exceeds annual target growth in book value over the 2010-2012 Performance Period. As a guideline, the Committee established the following payout range (subject to certain adjustments as approved by the Committee):

Book Value Growth Goal:	90% of Annual Book Value Growth Target	100% of Annual Book Value Growth Target	110% of Annual Book Value Growth Target
Target Award Payment:	75% of Target Award (Threshold Payment )	100% of Target Award (Target Payment)	125% of Target Award (Maximum Payment)

The calculation of the actual award is intended to be calculated on a linear basis based on the achievement against established book value goals, subject to the Committee’s discretion to adjust the award.

•

Peer Group Total Shareholder Return—50% of the award will be based upon the extent to which the Company meets or exceeds target total stockholder return, as compared to the total stockholder return of our 2010 peer group companies (as discussed above). As a guideline, the Committee established the following target payout range, based on how the Company’s TSR compares to the range of TSR of the 2010 peer group:

Company TSR, as measured against range of Peer Group TSR:	Lower 35% of Peer Group TSR	Middle 30% of Peer Group TSR	Upper 35% of Peer Group TSR
Target Award Payment:	75% of Target Award (Threshold Payment )	100% of Target Award (Target Payment)	125% of Target Award (Maximum Payment)

While the Committee intends to primarily consider these performance goals, the Committee may nevertheless approve actual awards based on other factors it deems appropriate and adjust the award at its complete discretion.

For 2010, the Committee approved the following Cash LTIP payments for the NEOs. For each NEO, the Committee considered, among other things: (i) the Company’s achievement of over 110% of its book value target for 2010; (ii) the Company’s total stockholder return, which fell within the top 35% of the total stockholder return of our 2010 peer group; and (iii) overall Company performance. Payments to NEOs were made as follows, which represented 30% of the total target award at maximum payout levels for the 2010-2012 Performance Period:

Participant	Award for Fiscal Year 2010
Ken Wilcox	$337,500
Greg Becker	79,725
Michael Descheneaux	40,425
Dave Jones	56,250
Mary Dent	22,500

RP

The Company’s Retention Program (“RP”) is a long-term incentive plan that allows designated employees to share directly in the Company’s investment success. This program is intended to serve the Company’s retention goals by providing a long-term cash incentive funded by sources of income, namely gains on investment funds and warrants. In 2010, in connection with the modifications made to the executive compensation framework, the NEOs terminated their participation in the RP and agreed to forfeit all future RP payments.

Executive Benefits

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to participate in our Deferred Compensation Plan (“DCP”). The DCP allows the executive to tax-defer a portion of their income, beyond what is allowed to be deferred under Internal Revenue Service (“IRS”) regulations in the Company’s qualified retirement plan. Specifically, each individual may defer 5% to 25% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. Further information regarding the participation of our NEOs in the DCP is set forth in “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any earnings, expenses, gains and losses credited thereto. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A.

No NEOs participated in the DCP in 2010. Among the NEOs, only Mr. Becker holds a balance due to deferrals made under the plan in 2008.

Employee Retirement Benefits

Our NEOs are eligible to participate in our qualified retirement plan, the SVB Financial Group 401(k) and Employee Stock Ownership Plan, which is generally available to all of the Company’s employees. The SVB Financial Group 401(k) and Employee Stock Ownership Plan is the only Company-sponsored retirement plan offered to both to executives and employees. SVB Financial Group does not provide any SERPs to our NEOs.

Our U.S. employees, including our NEOs, may make voluntary 401(k) pre-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes an Employee Stock Ownership Plan (“ESOP”), through which we make discretionary annual contributions for U.S. employees ranging from 0% to 10% of eligible compensation under Internal Revenue Code Section 401(a). The Committee determines the amount of the ESOP contribution annually. ESOP contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance. For 2010, the Committee established performance criteria based on the Company’s ROE, similar to the ICP, to fund the ESOP contribution. As a result of the Company’s above-target achievement of ROE for 2010, the Committee approved a cash contribution of 5.75% of eligible compensation. All regular employees as of December 31, 2010 are eligible to receive an ESOP contribution regardless of whether or not they make deferrals in the 401(k) component of the plan. ESOP contributions vest annually during the first five years of employee service; thereafter, all contributions are fully vested.

Health and Welfare Benefits; Paid Time-Off

Our U.S. employees, including our NEOs, are eligible to participate in our standard health and welfare benefits program, which provides insured medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. In addition, we offer our executives paid vacation days, sick days and other paid time-off benefits on the same basis as our employees.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Stock Option and Other Equity Grant Practices

Grant Practices for Executive Officers

The Committee approves all equity grants that are made to any executive officer of the Company, including the NEOs. Typically, the Committee approves annual equity compensation grants to executives during the first or second quarters of the year, and grants are made effective during an open trading window pursuant to our Insider Trading Policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2010 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Committee typically approves an equity grant amount prior to the executive’s start of employment, and the effective grant date is typically set during an open trading window. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date. During 2010 there were no newly-hired executive officers.

Grant Practices for Other Employees

The Board has delegated authority to the Stock Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Stock Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Stock Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer.

The Stock Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Stock Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Stock Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Committee regarding all grants made by the Stock Committee on a regular basis. Any grant that does not meet the requirements established for the Stock Committee must be made by the Board, the Committee or other authorized committee.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. Stock options awarded under our 2006 Equity Incentive Plan qualify for this tax deductibility. However, in order to maintain flexibility and promote simplicity in the Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as performance-based restricted stock units and payments under ICP and Cash LTIP, are designed to allow the Committee to balance tax deductibility with other business priorities that affect shareholder value.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The guidelines are as follows:

Executive Position	Minimum Requirement (number of shares owned)
	After One Year in Office	After Three Years in Office	After Five Years in Office
Chief Executive Officer	12,500	30,000	50,000
President, Chief Financial Officer and Chief Risk & Strategy Officer	3,000	8,000	12,000
All Other Executive Officers	2,500	6,500	9,500

The Committee reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Committee considers the following as shares owned: (1) shares privately held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock and restricted stock units. The Committee does not count vested or unvested stock options towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial reasons may be granted by the Governance Committee at its discretion.

As of December 31, 2010 and as of the Record Date, all of our NEOs were in compliance with the applicable ownership guidelines.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2008, 2009 and 2010.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)		Stock Awards ($) (3)	Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
Ken Wilcox,	2008	$697,027	$—		$443,716	$396,898	$—	$—	$122,176	(5)	$1,659,817
Chief Executive Officer	2009	790,223	300,000		253,344	426,570	—	—	95,946	(6)	1,866,083
	2010	1,034,654	1,387,500	(8)	903,800	432,248	—	—	26,338	(7)	3,784,540

Greg Becker,	2008	416,618	—		246,238	221,321	—	(56,041)	83,258	(9)	911,394
President	2009	499,154	170,000		140,592	237,867	—	27,914	54,996	(10)	1,130,523
	2010	705,412	479,725	(12)	376,568	324,181	—	16,906	26,338	(11)	1,929,130

Michael Descheneaux,	2008	316,679	160,000		202,354	180,286	—	—	94,152	(13)	953,471
Chief Financial Officer	2009	408,548	170,000		115,536	193,764	—	—	59,921	(14)	947,769
	2010	485,019	340,425	(16)	288,719	248,542	—	—	26,338	(15)	1,389,043

Dave Jones,	2008	285,701	—		85,330	53,817	—	—	70,186	(17)	495,034
Chief Credit Officer	2009	302,319	200,000		97,440	111,869	—	—	36,719	(18)	748,347
	2010	386,425	291,250	(20)	200,824	172,903	—	—	26,338	(19)	1,077,740

Mary Dent,	2008	275,100	110,000		131,652	117,051	—	—	27,620	(21)	661,423
General Counsel	2009	280,011	100,000		75,168	121,657	—	—	78,152	(22)	654,988
	2010	346,680	257,500	(24)	163,181	140,475	—	—	26,338	(23)	934,174

(1)	Includes charitable donations of vacation time.

(2)	We have reflected values for the Company’s ICP and Cash LTIP incentive programs under the Bonus column because these programs provide for the Committee’s discretion to make final determinations on individual incentive payments. We therefore have reported these payments as part of a discretionary incentive plan under “Bonus” (as opposed to “Non-Equity Incentive Plan Compensation”). See “Total Executive Compensation and Elements of Compensation—Annual Cash Incentives” above.

(3)	Values indicated for stock awards and stock option awards reflect the fair market value of grants made during the fiscal year for stock or stock option awards. Summary Compensation values for performance-contingent restricted stock unit awards reflect the probable outcome (we have reported the target amounts) as of the date of grant. Actual outcomes determined by the Committee were as follows: (i) for 2008, no performance-contingent restricted stock units were earned; (ii) for 2009, 50% of the target amounts were earned and, (iii) for 2010, 100% of the target amounts were earned. See “Total Executive Compensation and Elements of Compensation—Equity Incentives” above.

(4)	As discussed in “Executive Benefits—Deferred Compensation” above, we do not provide NEOs with any Company-funded deferred compensation benefits but do offer each NEO the opportunity to tax-defer a portion of their income. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant. The amounts below reflect increases or decreases in the value of an NEO’s deferred compensation account based on such hypothetical earnings or losses. Among the NEOs, only Mr. Becker participates in the DCP.

(5)	Other compensation for Mr. Wilcox in 2008 is comprised of: (a) RP payment of $110,676; and (b) 401(k) Savings Plan matching contribution of $11,500.

(6)	Other compensation for Mr. Wilcox in 2009 is comprised of: (a) RP payment of $83,564; (b) interest paid of $132 due to delayed payment of 2008 RP; and (c) 401(k) Savings Plan matching contribution of $12,250.

(7)	Other compensation for Mr. Wilcox in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(8)	Bonus compensation for Mr. Wilcox in 2010 is comprised of: (a) Cash LTIP incentive plan payment of $337,500; and (b) ICP payment of $1,050,000.

(9)	Other compensation for Mr. Becker in 2008 is comprised of: (a) special spot incentive of $1,000; (b) RP payment of $70,758; and (c) 401(k) Savings Plan matching contribution of $11,500.

(10)	Other compensation for Mr. Becker in 2009 is comprised of: (a) RP payment of $42,662; (b) interest paid of $84 due to delayed payment of 2008 RP; and (c) 401(k) Savings Plan matching contribution of $12,250.

(11)	Other compensation for Mr. Becker in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(12)	Bonus compensation for Mr. Becker in 2010 is comprised of: (a) Cash LTIP incentive plan payment of $79,725; and (b) ICP payment of $400,000.

(13)	Other compensation for Mr. Descheneaux in 2008 is comprised of: (a) special spot incentive of $1,000; (b) RP payment of $12,747; (c) 401(k) Savings Plan matching contribution of $11,500; and (d) $68,905 in company-paid housing provided as part of his relocation arrangement.

(14)	Other compensation for Mr. Descheneaux in 2009 is comprised of: (a) RP payment of $19,018; (b) interest paid of $206 due to delayed payment of 2008 RP and ICP incentive program; (c) 401(k) Savings Plan matching contribution of $12,250; and (d) $28,447 in company-paid travel and housing.

(15)	Other compensation for Mr. Descheneaux in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(16)	Bonus compensation for Mr. Descheneaux in 2010 is comprised of: (a) Cash LTIP incentive plan payment of $40,425; and (b) ICP payment of $300,000.

(17)	Other compensation for Mr. Jones in 2008 is comprised of: (a) RP payment of $58,686; and (b) 401(k) Savings Plan matching contribution of $11,500.

(18)	Other compensation for Mr. Jones in 2009 is comprised of: (a) RP payment of $24,469; and (b) 401(k) Savings Plan matching contribution of $12,250.

(19)	Other compensation for Mr. Jones in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(20)	Bonus compensation for Mr. Jones in 2010 is comprised of: (a) Cash LTIP incentive plan payment of $56,250; and (b) ICP payment of $235,000.

(21)	Other compensation for Ms. Dent in 2008 is comprised of: (a) special spot incentive of $1,000; and (b) RP payment of $15,120; and (c) 401(k) Savings Plan matching contribution of $11,500.

(22)	Other compensation for Ms. Dent in 2009 is comprised of: (a) special spot incentive of $25,000; (b) RP payment of $40,902; and (c) 401(k) Savings Plan matching contribution of $12,250.

(23)	Other compensation Ms. Dent in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(24)	Bonus compensation for Ms. Dent in 2010 is comprised of: (a) Cash LTIP incentive plan payment of $22,500; and (b) ICP payment of $235,000.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2010.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ken Wilcox	July 27, 2010	July 21, 2010							20,000		$—	$903,800
Ken Wilcox	July 27, 2010	July 21, 2010								22,727	45.19	432,248
Greg Becker	July 27, 2010	July 21, 2010							8,333		—	376,568
Greg Becker	July 27, 2010	July 21, 2010								17,045	45.19	324,181
Michael Descheneaux	July 27, 2010	July 21, 2010							6,389		—	288,719
Michael Descheneaux	July 27, 2010	July 21, 2010								13,068	45.19	248,542
Dave Jones	July 27, 2010	July 21, 2010							4,444		—	200,824
Dave Jones	July 27, 2010	July 21, 2010								9,091	45.19	172,903
Mary Dent	July 27, 2010	July 21, 2010							3,611		—	163,181
Mary Dent	July 27, 2010	July 21, 2010								7,386	45.19	140,475

(1)	For the performance-contingent restricted stock unit grants to the NEOs made in 2010, the performance achievement was determined as of December 31, 2010 based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentive Plan” above. Since the achievement under this performance-contingent restricted stock grant was determined as of December 31, 2010, there are no estimated future payouts to be disclosed in the table above. Please refer to our discussion under “Compensation Discussion and Analysis—Equity Incentives” above.

(2)	The stock awards reported above reflect performance-contingent restricted stock unit awards granted to each NEO. The Committee determined in January 2011 that 100% of these awards had been earned for 2010.

(3)	The exercise price of the stock option awards only is reported in the table above.

(4)	The fair values reported above are also reported in the Summary Compensation Table under the “Stock Awards” and “Stock Option Awards” columns. With respect to the restricted stock unit awards, the fair value of the awards is calculated based upon the per share price of $45.19, the fair market value on the date of grant.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2010, and the value realized upon such vesting or exercise.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ken Wilcox	10,002	$224,512	—	$—
Greg Becker	14,360	285,241	—	—
Michael Descheneaux	—	—	750	34,748
Dave Jones	2,500	51,656	1,698	81,418
Mary Dent	—	—	250	10,848

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2010.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Ken Wilcox	30,000	—		—	$36.56	April 23, 2011
	24,999	—		—	26.00	November 16, 2011
	32,500	—		—	46.31	April 26, 2012
	2,000	—		—	30.84	May 30, 2012
	29,999	—		—	17.07	November 8, 2012
	23,500	—		—	50.38	May 2, 2013
	16,275	5,425	(1)	—	52.72	May 22, 2014
	14,750	14,750	(2)	—	48.76	April 29, 2015
	7,375	22,125	(3)	—	27.84	May 12, 2016
	—	22,727	(4)	—	45.19	July 27, 2017
							4,550	(5)	$241,378	—	$—
							20,000	(6)	1,061,000	—	—

(1)	5,425 options will vest on May 22, 2011.

(2)	7,375 options will vest on April 29, 2011; and 7,375 options will vest on April 29, 2012.

(3)	7,375 options will vest on November 20, 2011; 7,375 options will vest on November 20, 2012; and 7,375 options will vest of November 20, 2013.

(4)	5,682 options will vest on July 27, 2011; 5,682 options will vest on July 27, 2012; 5,682 options will vest on July 27, 2013; and 5,681 options will vest of July 27, 2014.

(5)	4,550 restricted stock units will vest on December 31, 2011.

(6)	20,000 restricted stock units will vest on December 31, 2012.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	20,000	—		—	$26.06	March 14, 2011
	15,000	—		—	36.56	April 23, 2011
	7,500	—		—	26.00	November 16, 2011
	20,000	—		—	24.03	January 17, 2012
	7,500	—		—	31.29	April 17, 2012
	15,000	—		—	46.31	April 26, 2012
	12,500	—		—	19.24	November 5, 2012
	10,000	—		—	50.38	May 2, 2013
	9,038	3,012	(1)	—	52.72	May 22, 2014
	8,226	8,224	(2)	—	48.76	April 29, 2015
	4,113	12,337	(3)	—	27.84	May 12, 2016
	—	17,045	(4)	—	45.19	July 27, 2017
							2,525	(5)	$133,951	—	$—
							8,333	(6)	442,066	—	—

(1)	3,012 options will vest on May 22, 2011.

(2)	4,112 options will vest on April 29, 2011; and 4,112 options will vest on April 29, 2012.

(3)	4,113 options will vest on November 20, 2011; 4,112 options will vest on November 20, 2012; and 4,112 options will vest of November 20, 2013.

(4)	4,262 options will vest on July 27, 2011; 4,261 options will vest on July 27, 2012; 4,261 options will vest on July 27, 2013; and 4,261 options will vest of July 27, 2014.

(5)	2,525 restricted stock units will vest on December 31, 2011.

(6)	8,333 restricted stock units will vest on December 31, 2012.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	10,000	—		—	$46.42	November 9, 2013
	7,013	2,337	(1)	—	52.72	May 22, 2014
	6,700	6,700	(2)	—	48.76	April 29, 2015
	3,350	10,050	(3)	—	27.84	May 12, 2016
	—	13,068	(4)	—	45.19	July 27, 2017
							2,075	(5)	$110,079	—	$—
							6,389	(6)	338,936	—	—

(1)	2,337 options will vest on May 22, 2011.

(2)	3,350 options will vest on April 29, 2011; and 3,350 options will vest on April 29, 2012.

(3)	3,350 options will vest on November 20, 2011; 3,350 options will vest on November 20, 2012; and 3,350 options will vest on November 20, 2013.

(4)	3,267 options will vest on July 27, 2011; 3,267 options will vest on July 27, 2012; 3,267 options will vest on July 27, 2013; and 3,267 options will vest of July 27, 2014.

(5)	2,075 restricted stock units will vest on December 31, 2011.

(6)	6,389 restricted stock units will vest on December 31, 2012.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Dave Jones	15,000	—		—	$26.06	March 14, 2011
	7,000	—		—	35.54	April 23, 2011
	7,500	—		—	26.00	November 16, 2011
	4,500	—		—	41.66	November 19, 2011
	3,500	—		—	43.49	April 1, 2012
	7,500	—		—	31.29	April 17, 2012
	15,000	—		—	19.24	November 5, 2012
	3,500	—		—	53.29	April 4, 2013
	2,438	812	(1)	—	48.15	April 2, 2014
	2,000	2,000	(2)	—	48.76	April 29, 2015
	2,000	6,000	(3)	—	27.84	May 12, 2016
	—	9,091	(4)	—	45.19	July 27, 2017
							271	(5)	$14,377	—	$—
							697	(6)	36,976	—	—
							874	(7)	46,366	—	—
							1,750	(8)	92,838	—	—
							4,444	(9)	235,754	—	—

(1)	812 options will vest on April 2, 2011.

(2)	1,000 options will vest on April 29, 2011; and 1,000 options will vest on April 29, 2012.

(3)	2,000 options will vest on May 12, 2011; 2,000 options will vest on May 12, 2012; and 2,000 options will vest on May 12, 2013.

(4)	2,273 options will vest on July 27, 2011; 2,273 options will vest on July 27, 2012; 2,273 options will vest on July 27, 2013; and 2,272 options will vest of July 27, 2014.

(5)	271 restricted stock units will vest on April 2, 2011.

(6)	697 restricted stock units will vest on November 19, 2011.

(7)	437 restricted stock units will vest on April 29, 2011; and 437 restricted stock units will vest on April 29, 2012.

(8)	1,750 restricted stock units will vest on December 31, 2011.

(9)	4,444 restricted stock units will vest on December 31, 2012.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Mary Dent	20,000	—		—	$48.49	June 2, 2013
	4,275	1,425	(1)	—	52.72	May 22, 2014
	4,350	4,350	(2)	—	48.76	April 29, 2015
	2,175	6,525	(3)	—	27.84	May 12, 2016
	—	7,386	(4)	—	45.19	July 27, 2017
							250	(5)	$13,263	—	$—
							1,350	(6)	71,618	—	—
							3,611	(7)	191,564	—	—

(1)	1,425 options will vest on May 22, 2011.

(2)	2,175 options will vest on April 29, 2011; and 2,175 options will vest on April 29, 2012.

(3)	2,175 options will vest on May 12, 2011; 2,175 options will vest on May 12, 2012; and 2,175 options will vest on May 12, 2013.

(4)	1,847 options will vest on July 27, 2011; 1,847 options will vest on July 27, 2012; 1,846 options will vest on July 27, 2013; and 1,846 options will vest of July 27, 2014.

(5)	250 restricted stock units will vest on January 30, 2011.

(6)	1,350 restricted stock units will vest on December 31, 2011.

(7)	3,611 restricted stock units will vest on December 31, 2012.

The exercise price for each of the above stock option grants is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the tables above. Outstanding stock awards are valued based upon the closing market price of the Company’s stock on December 31, 2010, which was $53.05 per share.

Pension Benefits

The Company does not maintain any defined benefit pension plans. As a result, none of the NEOs has any accumulated benefits under any Company defined benefit pension plan.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under the Company’s Deferred Compensation Plan. The Company does not maintain any other nonqualified deferred compensation program for its NEOs.

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last December 31, 2010
Ken Wilcox	N/A		N/A	N/A	N/A	N/A
Greg Becker	$—	(1)	$—	$16,906	$—	$117,217
Michael Descheneaux	N/A		N/A	N/A	N/A	N/A
Dave Jones	N/A		N/A	N/A	N/A	N/A
Mary Dent	N/A		N/A	N/A	N/A	N/A

(1)	Mr. Becker participated in the Deferred Compensation Plan in 2008. No additional contributions were made during 2010.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Plan

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated (or they resign from such employment for a good reason, as defined by the plan) following a change in control of the Company. The Company adopted this plan in order to ensure that its executives did not have a disincentive to consider and, where determined by the Board or stockholders, as appropriate, to be in the Company’s best interests, to act diligently to promote a change in the control of the Company.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the President and the Chief Strategy and Risk Officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services. The plan provides for a tax gross-up to cover an individual’s excise taxes if the total change-in-control benefits to an individual executive exceed the Internal Revenue Code Section 280G limit by more than 10%.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of the Company’s voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of the Company’s assets; an acquisition by any person, directly or indirectly, of 50% or more of the Company’s voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of the Company’s voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

The Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless the Company provides otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with the Company or its affiliates, or any customer of the Company or its affiliates, for 18 months with respect to the Chief Executive Officer, 12 months for the Chief Financial Officer, President and Chief Strategy Officer, and six months for other covered executives. In addition, unless the Company provides otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any employee of the Company or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in favor of the Company covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with the Company and its affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

The Company’s Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as the Company deems appropriate for the payment of severance benefits. The policy is intended to promote the Company’s ability to modify its workforce and structure while providing a reasonable level of certainty and job security to its employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy the Company continues to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Severance Plan.

Long-Term Cash Incentive Plan

The Cash LTIP provides for post-termination payments under certain circumstances, subject to the Committee’s determination. If a participant’s service is terminated as the result of his or her death or disability, then the participant (or his or her estate) will be entitled to receive a pro-rata portion of the actual award (as determined by the Committee) he or she would otherwise have received had the participant remained employed through the end of the applicable performance period (less amounts previously paid, if any). If the Cash LTIP plan is terminated in connection with a change of control that occurs during the Performance Period, or if the plan continues following a change of control but the participant is terminated without cause or resigns for good reason within ninety (90) days prior to, or at any time following the change of control, the participant will be paid an actual award for the Performance Period then in progress with the amount to be based on actual achievement of the previous year’s performance goals, or if there are none, at 100% of target (less amounts previously paid, if any).

Additionally, if a participant terminates his or her service during the Performance Period as the result of his or her retirement, then the participant will be entitled to receive the actual award (as determined by the Committee) he or she would have otherwise received had the participant remained employed through the end of the Performance Period (less amounts previously paid, if any). For purposes of the Cash LTIP, “retirement” means a resignation from the Company or any affiliate if at the time of the resignation a participant is at least 62 years old, has completed at least 20 years of service with the Company or any affiliate, and is in good standing as determined by the Company. As of the date of this Proxy Statement, Mr. Wilcox is 62 years old and has completed at least 20 years of service with the Company.

Equity Incentive Plans

The Company’s 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans. The Company’s 1997 Equity Incentive Plan, in which certain NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company.

Payments Upon Termination Of Employment

The following tables summarize the payments which would be payable to our NEOs in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

Compensation and Benefits	KEN WILCOX, CHIEF EXECUTIVE OFFICER
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control (6)	Death	Disability
Cash severance pay	$—	$—	$1,000,000	$5,100,000	$—	$—
Market value of vested, exercisable stock options (1)	2,831,074	—	2,831,074	2,831,074	2,831,074	2,831,074
Market value of unvested stock options which would vest (2)	—	—	—	801,473	—	—
Market value of unvested restricted stock which would vest (3)	—	—	—	1,302,378	—	—
Company-paid health benefits	—	—	17,111	21,816	—	—
Accelerated retirement plan vesting (4)	—	—	—	—	—	—
Company-paid outplacement benefits	—	—	17,000	17,000	—	—
Deferred Compensation Plan balance payable (5)	—	—	—	—	—	—
Cash LTIP (7)	900,000	—	—	900,000	300,000	300,000
280G tax gross-up	—	—	—	—	—	—

TOTAL	$3,731,074	$0	$3,865,185	$10,973,741	$3,131,074	$3,131,074

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(4)	Mr. Wilcox is fully vested in his retirement plan account.

(5)	Mr. Wilcox does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2010 based on the base salary rate and incentive target rate in effect as of that date.

(7)	The reported Cash LTIP award is based on 100% of target earned. Participants are eligible to receive termination payments upon retirement and, on a pro-rated basis, death or disability. For a description of the termination payment terms, see “Other Post-Employment Payments—Long-Term Cash Incentive Plan” above.

Compensation and Benefits	GREG BECKER, PRESIDENT
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control (6)	Death	Disability
Cash severance pay	$—	$—	$700,000	$1,960,000	$—	$—
Market value of vested, exercisable stock options (1)	2,425,951	—	2,425,951	2,425,951	2,425,951	2,425,951
Market value of unvested stock options which would vest (2)	—	—	—	481,264	—	—
Market value of unvested restricted stock which would vest (3)	—	—	—	576,017	—	—
Company-paid health benefits	—	—	18,201	22,692	—	—
Accelerated retirement plan vesting (4)	—	—	—	—	—	—
Company-paid outplacement benefits	—	—	8,500	8,500	—	—
Deferred Compensation Plan balance payable (5)	117,217	117,217	117,217	117,217	117,217	117,217
Cash LTIP (7)	212,600	—	—	212,600	70,867	70,867
280G tax gross-up	—	—	—	—	—	—

TOTAL	$2,755,768	$117,217	$3,269,869	$5,804,241	$2,614,035	$2,614,035

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(4)	Mr. Becker is fully vested in his retirement plan account.

(5)	Deferred Compensation Plan balance for Mr. Becker reflects account balance at December 31, 2010.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2010 based on the base salary rate and incentive target rate in effect as of that date.

(7)	The reported Cash LTIP award is based on 100% of target earned. Participants are eligible to receive termination payments upon retirement and, on a pro-rated basis, death or disability. For a description of the termination payment terms, see “Other Post-Employment Payments—Long-Term Cash Incentive Plan” above.

Compensation and Benefits	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control (6)	Death	Disability
Cash severance pay	$—	$—	$242,500	$1,358,000	$—	$—
Market value of vested, exercisable stock options (1)	181,811	—	181,811	181,811	181,811	181,811
Market value of unvested stock options which would vest (2)	—	—	—	385,589	—	—
Market value of unvested restricted stock which would vest (3)	—	—	—	449,015	—	—
Company-paid health benefits	—	—	8,556	21,816	—	—
Accelerated retirement plan vesting (4)	—	—	3,925	3,925	3,925	3,925
Company-paid outplacement benefits	—	—	8,500	8,500	—	—
Deferred Compensation Plan balance payable (5)	—	—	—	—	—	—
Cash LTIP (7)	107,800	—	—	107,800	35,933	35,933
280G tax gross-up		—	—	748,835

TOTAL	$289,611	$0	$445,292	$3,265,291	$221,669	$221,669

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(4)	Mr. Descheneaux was 80% vested in his retirement plan account at December 31, 2010.

(5)	Mr. Descheneaux does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2010 based on the base salary rate and incentive target rate in effect as of that date.

(7)	The reported Cash LTIP award is based on 100% of target earned. Participants are eligible to receive termination payments upon retirement and, on a pro-rated basis, death or disability. For a description of the termination payment terms, see “Other Post-Employment Payments—Long-Term Cash Incentive Plan” above.

Compensation and Benefits	DAVE JONES, CHIEF CREDIT OFFICER
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control (6)	Death	Disability
Cash severance pay	$—	$—	$400,000	$560,000	$—	$—
Market value of vested, exercisable stock options (1)	1,556,261	—	1,556,261	1,556,261	1,556,261	1,556,261
Market value of unvested stock options which would vest (2)	—	—	—	235,274	—	—
Market value of unvested restricted stock which would vest (3)	—	—	—	426,310	—	—
Company-paid health benefits	—	—	13,166	16,414	—	—
Accelerated retirement plan vesting (4)	—	—	—	—	—	—
Company-paid outplacement benefits	—	—	8,500	8,500	—	—
Deferred Compensation Plan balance payable (5)	—	—	—	—	—	—
Cash LTIP (7)	150,000	—	—	150,000	50,000	50,000
280G tax gross-up	—	—	—	—	—	—

TOTAL	$1,706,261	$0	$1,977,927	$2,952,759	$1,606,261	$1,606,261

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(4)	Mr. Jones is fully vested in his retirement plan account.

(5)	Mr. Jones does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2010 based on the base salary rate and incentive target rate in effect as of that date.

(7)	The reported Cash LTIP award is based on 100% of target earned. Participants are eligible to receive termination payments upon retirement and, on a pro-rated basis, death or disability. For a description of the termination payment terms, see “Other Post-Employment Payments—Long-Term Cash Incentive Plan” above.

Compensation and Benefits	MARY DENT, GENERAL COUNSEL
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control (6)	Death	Disability
Cash severance pay	$—	$—	$191,760	$540,000	$—	$—
Market value of vested, exercisable stock options (1)	166,104	—	166,104	166,104	166,104	166,104
Market value of unvested stock options which would vest (2)	—	—	—	241,681	—	—
Market value of unvested restricted stock which would vest (3)	—	—	—	276,444	—	—
Company-paid health benefits	—	—	9,774	20,850	—	—
Accelerated retirement plan vesting (4)	—	—	5,214	5,214	5,214	5,214
Company-paid outplacement benefits	—	—	8,500	8,500	—	—
Deferred Compensation Plan balance payable (5)	—	—	—	—	—	—
Cash LTIP (7)	60,000	—	—	60,000	20,000	20,000
280G tax gross-up	—	—	—	—	—	—

TOTAL	$226,104	$0	$381,352	$1,318,793	$191,318	$191,318

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $53.05 per share (the closing share price at December 31, 2010).

(4)	Ms. Dent was 80% vested in her retirement plan account at December 31, 2010.

(5)	Ms. Dent does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2010 based on the base salary rate and incentive target rate in effect as of that date.

(7)	The reported Cash LTIP award is based on 100% of target earned. Participants are eligible to receive termination payments upon retirement and, on a pro-rated basis, death or disability. For a description of the termination payment terms, see “Other Post-Employment Payments—Long-Term Cash Incentive Plan” above.

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts paid to each non-employee member of the Company’s Board of Directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Alex W. Hart	$166,000	$200,002	$—	$—	$—	$321	$366,323
Eric A. Benhamou	72,250	100,001	—	—	—	—	172,251
David M. Clapper	65,250	100,001	—	—	—	—	165,251
Roger F. Dunbar	104,500	100,001	—	—	—	—	204,501
Joel P. Friedman	69,250	100,001	—	—	—	—	169,251
G. Felda Hardymon	59,500	100,001	—	—	—	321	159,822
C. Richard Kramlich	63,250	100,001	—	—	—	—	163,251
Lata Krishnan	66,500	100,001	—	—	—	—	166,501
Kate D. Mitchell	53,500	100,001	—	—	—	—	153,501
James R. Porter (2)	13,500	—	—	—	—	3,247	16,747
John F. Robinson	67,000	100,001	—	—	—	—	167,001
Michaela K. Rodeno	76,500	100,001	—	—	—	321	176,822
Kyung H. Yoon	62,000	100,001	—	—	—	—	162,001

(1)	Values indicated for stock awards reflect the fair market value of grants made during the fiscal year. These stock awards represent annual equity grants of restricted stock units made to directors for the 2010-2011 director term. For more information about the annual director equity grant, see “Elements of Director Compensation—Equity” below.

(2)	Mr. Porter’s directorship ended as of April 22, 2010.

(3)	The amounts reported in this column represent amounts paid to directors under the RP. For more information about director participation in the program, see “Elements of Director Compensation—RP” below.

The Compensation Committee establishes the compensation arrangement for directors, using a combination of annual retainer fees, meeting fees and annual equity awards. In prior years, the Company allowed its directors to participate in the Company’s RP. Certain directors continue to receive benefits under that Program for earlier plan years, as described below.

The current annual term for directors began on April 22, 2010, following their election by stockholders at our Annual Meeting on that date. For the year 2010, the Company paid a total of $2.2 million in compensation to its non-employee directors.

Elements of Director Compensation

The elements of compensation paid to each non-employee director for 2010 are as follows:

Fees

Each of the Company’s non-employee directors received:

•	An annual retainer fee of $35,000; and

•

A per-meeting fee of $1,000 for each Board meeting attended in person and a per-meeting fee of $500 for each Board meeting held entirely by telephone. (The meeting fee for the multi-day strategy session was $2,000.)

In addition to the above:

•	The chairperson of the Board received an additional annual fee of $90,000.

•

The chairperson of the Audit Committee received an additional annual fee of $20,000, the chairperson of the Compensation Committee received an additional annual fee of $12,500, and the chairpersons of each of the Directors’ Loan Committee, Finance Committee and Governance Committee received an additional annual fee of $10,000.

•	Each member of the Audit Committee received a fee of $2,500 for each Audit Committee meeting attended in person, and $1,250 for each Audit Committee meeting held entirely by telephone.

•

For members of all other committees, each committee member received a fee of $1,500 for each committee meeting attended in person and $750 for each committee meeting held entirely by telephone. (The meeting fee for an all-day strategic planning meeting was $3,000.)

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Equity

During fiscal year 2010, the Company granted 4,560 restricted stock units to the Chairman of the Board and 2,280 restricted stock units to each of the other non-employee directors elected at the annual stockholders meeting. The shares were granted on May 26, 2010 and are scheduled to vest in full on April 21, 2011.

The Compensation Committee has previously approved a voluntary deferral arrangement and form of agreement under the 2006 Equity Incentive Plan which allows non-employee directors to elect an irrevocable deferral of the receipt of restricted stock unit awards until: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a Change in Control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2010. Mr. Hardymon had previously elected to defer the receipt of his 2008 and 2009 equity grant, and Ms. Yoon, her 2009 equity grant. No deferred elections were made with respect to any 2010 equity grants.

RP

In earlier years, directors participated in the Company’s RP. Directors Hardymon, Hart, and Rodeno, and former director Porter, currently participate in the program for plan years of 2002 and earlier, and each of them received distributions for 2010. No directors participate in any plan years subsequent to 2002.

Director Equity Ownership Guidelines

During 2007, the Governance Committee of the Board adopted equity ownership guidelines for the Company’s non-employee directors, which were designed to reflect equity ownership equivalent to three times the annual retainers paid to directors. The Governance Committee reviews directors’ compliance with these guidelines on a quarterly basis.

Under these guidelines, the Governance Committee has recommended that, within five years of assuming the role, the Chairperson of the Board own a minimum of 7,150 shares of the Company’s common stock, and that other non-employee directors each own a minimum of 2,000 shares of the Company’s common stock. As of December 31, 2010 and as of the Record Date, all directors met the guidelines, by ownership of the requisite number of shares or having served less than five years on the Board.

Compensation Committee Interlocks and Insider Participation

During 2010, the Compensation Committee performed all compensation functions of the Board, including administration of the Company’s stock-based employee benefit plans. (See discussion above under “Board Committees and Meeting Attendance” for additional information on the Compensation Committee.) None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Wilcox does not participate in any Compensation Committee discussions related to the evaluation of his performance or the determination of his compensation. See descriptions of related transactions between the Company and each of members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the Company’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company’s Board or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Company currently has in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving the Company and certain related persons that are required to be disclosed under Item 404 of the SEC’s Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•	the Company is a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and

•	a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•	Any director or executive officer of the Company;

•	Any nominee for director of the Company;

•	Any holder of more than 5% of the Company’s Common Stock; and

•	Any immediate family member of any of the above.

Management of the Company has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, and other business transactions involving our subsidiaries, such as SVB Analytics or SVB Global. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, as a ratification or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy, as approved by the Directors’ Loan Committee, which permits the Bank to make loans to directors, executive officers and principal stockholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit exceeds $500,000; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

In October 2008, the Bank renewed a $0.7 million revolving line of credit (originally extended in 2005) to Bruce and Dee Dee Nollenberger, who are the brother-in-law and sister-in-law of Harry Kellogg, an executive officer of the Company. At the time of renewal, the loan (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. During the fourth quarter of 2009, the loan became nonperforming and the Bank commenced efforts to recover the amounts owing under the terms of the loan. The largest aggregate amount of principal outstanding during 2010 was $0.7 million, and as of the maturity date of the loan, December 31, 2010, the amount of principal outstanding remained at $0.7 million. A payment amount of $4 thousand was received during 2010, which was applied against the principal of the loan. The rate of interest on the loan was 6.0 percent. The loan has not yet been repaid.

Additionally, during 2010, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Fund Investments

Managed Funds

In 2000, we formed two venture investment funds: SVB Strategic Investors Fund, LP (“SIF I”) and Silicon Valley BancVentures, LP (“SVBV”). SIF I is a $121.8 million fund that primarily invests in venture capital funds and SVBV is a $56.1 million direct equity investment fund that invests in privately-held companies. Both funds are managed by their respective general partners, which are subsidiaries of the Company and hold an interest in the respective funds. Certain of our directors have also invested in the funds and hold a noncontrolling interest: Messrs. Hardymon (through his family limited partnership) ($0.9 million) and Porter (former director) ($0.5 million) are limited partners of SIF I, and Messrs. Hardymon (through his family limited partnership) ($1.5 million) and Kramlich ($1.0 million) are limited partners of SVBV.

In 2004, we created SVB Strategic Investors Fund II, LP (“SIF II”), a $175.0 million fund-of-funds that invests primarily in venture capital funds. SIF II is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. Certain of our directors have invested in SIF II and hold a noncontrolling interest as a limited partner: Messrs. Hardymon (through his family limited partnership) ($1.0 million) and Porter ($0.1 million).

In 2006, we created SVB India Capital Partners I, LP (“SICP”), a $53.9 million direct equity investment fund that invests in privately-held companies in India. SICP is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. Certain of our directors have invested in SICP and hold a noncontrolling interest as a limited partner: Messrs. Benhamou (through Benhamou Global Ventures) ($0.3 million), Friedman (through his family trust) ($0.1 million) and Porter ($0.2 million) and Mmes. Krishnan (through her family trust) ($0.3 million) and Rodeno ($0.3 million).

In 2007, we created SVB Capital Partners II, LP (“SCPII”), a $90.1 million fund that invests in privately-held companies. SCPII is managed by its general partner, a subsidiary of the Company, and holds an interest in the fund. One of our directors has invested in SCPII and holds a noncontrolling interest as a limited partner: Mr. Hardymon (through his family limited partnership) ($0.5 million).

Sponsored Funds

In 2003, Gold Hill Venture Lending 03, LP, a venture debt fund, and certain affiliated funds (the “Gold Hill Funds”) were created. The total size of the Gold Hill Funds is approximately $214.1 million. We have a majority interest in the general partner of the Gold Hill Funds, in addition to being a limited partner in one of the Gold Hill Funds. Our combined commitment total in the general partner and the Gold Hill Funds is $20.0 million. Certain of our directors are also limited partners of the Gold Hill Funds and hold a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($2.5 million) and Ms. Rodeno ($0.2 million).

In 2005, Partners for Growth II, LP, a special situation debt fund (“PFG II”), was created. The total size of PFG II is approximately $62.0 million and our investment in the fund was $15.0 million. The general partner of PFG II is not owned or controlled by us. Certain of our directors are also limited partners in PFG II and hold a noncontrolling interest: Mr. Hardymon ($1.0 million) and Ms. Rodeno ($0.3 million).

Employee Funds

In 2000, we created SVB Qualified Investors Fund, LLC (“QIF”), a $7.6 million investment fund for employees that met certain eligibility requirements. To be eligible to participate in QIF, an employee must be of a certain grade level and must be an “accredited investor,” as such term is defined by the SEC. QIF was initially capitalized by commitments and contributions from certain eligible employees including our senior management. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF’s principal purpose is to invest in a select number of venture capital and private equity funds managed primarily by us or our affiliates. In 2010, the following individuals were executive officers who participated in QIF, each with individual commitment amounts ranging between $0.1 million and $0.5 million: Messrs. Wilcox, Becker, Jones, Kellogg, and Verissimo. QIF is also a limited partner of, and holds an interest in, each of SIF I ($2.7 million), SIF II ($2.1 million) and SVBV ($2.0 million).

In 2005, we formed SVB Qualified Investors Fund II, LLC (“QIF II”), a $5.1 million investment fund for employees that met certain eligibility requirements similar to those of QIF. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF II’s principal purpose is to invest in a select number of venture capital and private equity funds managed primarily by us or our affiliates. In 2010, the following individuals were executive officers who participated in QIF II, each with individual commitment amounts ranging between $50 thousand and $0.3 million: Messrs. Wilcox, Becker, Jones, Kellogg and Verissimo, and Ms. Dent. QIF II is also a limited partner of, and holds an interest in, each of SIF II ($0.4 million), SCPII ($0.8 million), SICP ($0.5 million), SVB Strategic Investors Fund III, LP (“SIF III”) ($1.0 million), Partners for Growth, LP (“PFG I”) ($0.8 million) and PFG II ($0.5 million). PFG I, a special situation debt fund, was created in 2004. The total size of PFG I is approximately $50.0 million and our investment in the fund was $25.0 million. The general partner of PFG I is not owned or controlled by us. SIF III is a $255.5 million fund-of-funds that invests primarily in private equity funds. SIF III is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 11, 2011. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (650) 213-8278

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 23, 2011, and

•	Not later than the close of business on January 22, 2012.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at http://www.sec.gov.

2010 ANNUAL REPORT

Stockholders who wish to obtain copies of the Company’s 2010 Annual Report on Form 10-K for the year ended December 31, 2010, without charge, should address a written request to Lisa Bertolet, Stock Administration, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 496-2405). The report is also available electronically at http://www.svb.com/proxy.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A

SVB FINANCIAL GROUP

2006 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors as of February 21, 2006

Approved by Shareholders as of May 11, 2006

Amended by the Compensation Committee of the Board of Directors as of June 29, 2006, April 26, 2007, October 22, 2008 and March 7, 2011, and by the Board of Directors as of February 22, 2011

1.     Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.     Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means:

(i) An act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; or

(ii) A deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company, or

(iii) Any unauthorized disclosure of any of the secrets or confidential information of the Company, or

(iv) Inducing any client or customer of the Company to break any contract with the Company or inducing any principal for whom the Company acts as agent to terminate such agency relations; or

(v) Engaging in any conduct which constitutes unfair competition with the Company; or

(vi) Any act which results in the Participant being removed from any office of the Company by any bank regulatory agency.

(h) “Change in Control” means the consummation of any of the following transactions:

(i) A merger or consolidation of Silicon Valley Bank (the “Bank”) or the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Bank or the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Bank or the Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

(ii) The filing of a plan of liquidation or dissolution of the Bank or the closing of the sale, lease, exchange or other transfer or disposition by the Bank or the Company of all or substantially all of the Bank’s assets;

(iii) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing fifty percent (50%) or more of the Voting Securities; or

(iv) Any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Bank, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank) is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors. For purposes of this definition, Incumbent Directors will mean Directors who either (A) are Directors as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means SVB Financial Group, a Delaware corporation, or any successor thereto.

(m) “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(bb) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(cc) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff) “Plan” means this 2006 Equity Incentive Plan.

(gg) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant.

(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(mm) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Successor Corporation” has the meaning given to such term in Section 15(c) of the Plan.

3.     Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 3,425,000 Shares plus (i) any Shares which have been reserved but not issued under the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) as of the date of stockholder approval of this Plan and (ii) any Shares subject to stock options or similar awards granted under the 1997 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1997 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.     Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi) to modify or amend each Award (subject to Section 20(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, or (C) accelerate the vesting provisions contained in Sections 8(e), 9(b), or 10(c) other than upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement;

(vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.     Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.     Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 250,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.

(5) The exercise price for an Option may not be reduced. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(b) Term of Option. The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

    An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination for Cause or as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Termination for Cause. If a Participant’s status as a Service Provider is terminated for Cause, then the Option will immediately terminate, and the Shares covered by such Option will revert to and again become available for issuance under the Plan.

(vi) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.     Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 250,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 500,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. The Administrator will determine the term of each Stock Appreciation Right in its sole discretion. Any Stock Appreciation Right granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.     Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 125,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that, with respect to Restricted Stock granted to Employees, and except as otherwise provided in Section 15(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.     Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 125,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, with respect to Restricted Stock Units granted to Employees, and except as otherwise provided in Section 15(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.     Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 125,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, with respect to Performance Units/Shares granted to Employees, and except as otherwise provided in Section 15(c), Performance Units/Shares will not vest more rapidly than one-third (1/3rd) of the total number of Performance Units/Shares subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability,or retirement.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.     Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; earnings; revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; results of regulatory reviews and examinations; return on equity; return on net assets; return on sales; revenue; sales; or total return to stockholders. With respect to the Company as a whole or a business unit of the Company, any Performance Goals may be: (i) used to measure specific performance levels or growth over certain performance periods, and (ii) may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Compensation Committee of the Board (the “Committee”) will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

12.     Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

13.     Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.     Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.     Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an

Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.     Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.     No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.     Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20.     Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.     Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.     Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SVB > Financial Group

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

To withhold authority to vote for any

individual nominee(s), mark “For All

Except” and write the number(s) of the

nominee(s) on the line below.

0 0 0

0 0 0

0 0 0

0 0 0

0 0 0 0

0 0 0

0

0 0

0000087582_1 R1.0.0.11699

For Withhold For All

All All Except

The Board of Directors recommends you vote

FOR the following:

1. Election of Directors

Nominees

01 Greg W. Becker 02 Eric A. Benhamou 03 David M. Clapper 04 Roger F. Dunbar 05 Joel P. Friedman

06 G. Felda Hardymon 07 Alex W. “Pete” Hart 08 C. Richard Kramlich 09 Lata Krishnan 10 Kate D. Mitchell

11 John F. Robinson 12 Kyung H. Yoon

SVB FINANCIAL GROUP

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you vote FOR

proposals 2, 3 and 4. For Against Abstain

2 To approve the Company’s 2006 Equity Incentive

Plan, as amended and restated, to reserve an

additional 425,000 shares of common stock for

issuance thereunder.

3 To ratify the appointment of KPMG LLP as the

Company’s independent registered public

accounting firm for its fiscal year ending

December 31, 2011.

4 To approve an advisory (non-binding)proposal on

the Company’s executive compensation (“Say on

Pay”).

The Board of Directors recommends you

vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain

5 To approve an advisory

(non-binding)proposal on the frequency

of future Say on Pay votes.

The Board of Directors does not have a

recommendation for voting on the following

proposal: For Against Abstain

6 To transact such other business as may properly

come before the meeting and any postponements

or adjournments thereof, according to the Proxy

Holders’ decision and in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address change/comments, mark here.

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

0000087582_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2011 Letter from the Chief Executive Officer, and Form 10-K Report is/are available at www.proxyvote.com .

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON APRIL 21, 2011

The undersigned appoints KEN P. WILCOX and MARY J. DENT, or either of them, with full power of substitution for himself or herself, as the Proxy Holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial

Group to be held on Thursday, April 21, 2011, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and

any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters set forth below and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address Changes/Comments:

Continued and to be signed on reverse side